                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             Rockwell Collins, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                         [ROCKWELL COLLINS LOGO]

December 19, 2001

Dear Shareowner:

You are cordially invited to attend the first annual meeting of shareowners of the Corporation.

The meeting will be held at the Collins Plaza Hotel, 1200 Collins Road NE, Cedar Rapids, Iowa, on Wednesday, February 13, 2002, at 10:00 a.m. (Central Standard
Time). At the meeting there will be a current report on the activities of the Corporation followed by discussion and action on the matters described in the Proxy Statement. Shareowners will then have an opportunity to comment on or to inquire about the affairs of the Corporation that may be of interest to shareowners generally.

If you plan to attend the meeting, please request an admittance card in one of the ways described in the box on the last page of the Proxy Statement, and an admittance card will be forwarded to you promptly.

We sincerely hope that as many shareowners as can conveniently attend will do so.

Sincerely yours,

/s/ Clayton Jones
Clayton M. Jones

President and Chief Executive Officer

                             ROCKWELL COLLINS, INC.
                 _____________________________________________
                 400 Collins Road NE, Cedar Rapids, Iowa 52498

                  Notice of 2002 Annual Meeting of Shareowners

TO THE SHAREOWNERS OF
ROCKWELL COLLINS, INC.:

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareowners of Rockwell Collins, Inc. will be held at the Collins Plaza Hotel, 1200 Collins Road NE, Cedar Rapids, Iowa, on Wednesday, February 13, 2002, at 10:00 a.m. (Central Standard Time) for the following purposes:

     (a) to elect two members of the Board of Directors of the Corporation with terms expiring at the Annual Meeting in 2005;

     (b) to consider and vote upon a proposal to approve the selection by the Board of Directors of the firm of Deloitte & Touche LLP as auditors of the Corporation;

     (c) to consider and vote upon a proposal to approve the Corporation's 2001 Long-Term Incentives Plan;

     (d) to consider and vote upon a proposal to approve the Corporation's Directors Stock Plan;

     (e) to consider and vote upon a proposal to approve the Corporation's Annual Incentive Compensation Plan for Senior Executive Officers; and

     (f) to transact such other business as may properly come before the meeting.

     Only shareowners of record at the close of business on December 17, 2001 will be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors.

/s/ GARY R. CHADICK
Gary R. Chadick
Secretary

December 19, 2001

 NOTE: THE BOARD OF DIRECTORS SOLICITS VOTES BY THE EXECUTION AND PROMPT RETURN
       OF THE ACCOMPANYING PROXY IN THE ENCLOSED RETURN ENVELOPE OR BY USE OF THE CORPORATION'S TELEPHONE OR INTERNET VOTING PROCEDURES.

                                Proxy Statement

     The 2002 Annual Meeting of Shareowners of Rockwell Collins, Inc. will be held on February 13, 2002, for the purposes set forth in the accompanying Notice of 2002 Annual Meeting of Shareowners. This statement and the accompanying proxy, which are first being sent to shareowners on or about December 21, 2001, are furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any adjournment thereof. If a shareowner duly executes and returns a proxy in the accompanying form or uses the Corporation's telephone or Internet voting procedures to authorize the named proxies to vote the shareowner's shares, those shares will be voted as specified, and if no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. The proxy and any votes cast using the Corporation's telephone or Internet voting procedures may be revoked prior to exercise by delivering written notice of revocation to the Secretary of the Corporation, by executing a later dated proxy, by casting a later vote using the telephone or Internet voting procedures or by attending the meeting and voting in person.

     This is the Corporation's first solicitation of proxies for its Annual Meeting of Shareowners since the Corporation began operations as an independent, publicly-held company. The Corporation, which was incorporated in 2001, became a publicly-held company through the pro rata distribution by Rockwell International Corporation ("Rockwell") of all the outstanding shares of Common Stock, par value $.01 per share, of the Corporation ("Common Stock") to Rockwell's shareowners on June 29, 2001 (the "Distribution").

     It is the Corporation's policy to keep confidential proxy cards, ballots and voting tabulations that identify individual shareowners except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The judges of election and any employees associated with processing proxy cards or ballots and tabulating the vote are required to acknowledge their responsibility to comply with this policy of confidentiality.

     For shareowners participating in the Mellon Bank, N.A. Investor Services Program for Rockwell Collins shareowners, the administering bank will vote the shares that it holds for the participant's account only in accordance with the proxy returned by the participant to the Corporation, or in accordance with instructions given pursuant to the Corporation's telephone or Internet voting procedures.

                               VOTING SECURITIES

     Only shareowners of record at the close of business on December 17, 2001, the record date for the meeting, are entitled to notice of, and to vote at, the meeting. On December 17, 2001, the Corporation had outstanding 183,641,028 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held. On December 17, 2001, Wells Fargo Bank, N.A., Los Angeles, California ("Wells Fargo"), as trustee under the Corporation's Savings Plans for participating employees and former employees of the Corporation, held 3,413,268 shares of Common Stock, representing approximately 1.86% of the total outstanding shares of Common Stock. In addition on that date Wells Fargo, as trustee under Rockwell's Savings Plans for participating employees and former employees of Rockwell or its predecessor, held 18,511,351 shares of Common Stock, representing approximately 10.08% of the total outstanding shares of Common Stock. Shares held by the trustee of the Corporation's Savings Plans and Rockwell's Savings Plans on account of the participants in such plans will be voted by the trustee in accordance with written instructions from the participants, or instructions given pursuant to the Corporation's telephone or Internet voting procedures, and where no instructions are received, as the trustee deems proper.

                             ELECTION OF DIRECTORS

     The Corporation's Restated Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with terms extending to the third succeeding Annual Meeting after election. The Restated Certificate of Incorporation provides that the Board of Directors shall maintain the three classes so as to be as nearly equal in number as the then total number of directors permits. The two directors in Class I will be elected at the 2002 Annual Meeting to serve for a term expiring at the Corporation's Annual Meeting in the year 2005. The two directors in Class II and the two directors in Class III are serving terms expiring at the Corporation's Annual Meeting in 2003 and 2004, respectively.

     Until June 13, 2001, the Corporation's Board of Directors consisted of three members, including Mr. Clayton M. Jones. In anticipation of the Distribution, effective June 13, 2001, the Corporation's Board of Directors was expanded to five members, two interim directors resigned, four additional directors of the Corporation were elected and the directors were divided into three classes, in each case, as provided in the By-Laws of the Corporation. In addition, effective September 12, 2001, the Corporation's Board of Directors was expanded to six members and one additional director of the Corporation was elected.

     It is intended that proxies in the accompanying form properly executed and returned to the Corporation's proxy tabulator or shares properly authorized to be voted in accordance with the Corporation's telephone or Internet voting procedures will be voted at the meeting, unless authority to do so is withheld, for the election as directors of the two nominees specified in Class
I -- Nominees for Directors with Terms Expiring in 2005 below, both of whom now serve as directors with terms extending to the 2002 Annual Meeting and until their successors are elected and qualify. If for any reason either of the nominees is not a candidate (which is not expected) when the election occurs, it is expected that proxies in the accompanying form will be voted at the meeting for the election of a substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors.

       INFORMATION AS TO NOMINEES FOR DIRECTORS AND CONTINUING DIRECTORS

     There is shown below for each nominee for director and each continuing director, as reported to the Corporation, the name, age and principal occupation; the position, if any, with the Corporation; the period of service as a director of the Corporation; other directorships held; and the committees of the Board of Directors on which the nominee or continuing director serves.

--------------------------------------------------------------------------------
         CLASS I -- NOMINEES FOR DIRECTORS WITH TERMS EXPIRING IN 2005
--------------------------------------------------------------------------------

[GENERAL CARNS PHOTO]
                  GENERAL MICHAEL P.C. CARNS (U.S. AIR FORCE, RET.)       AGE 64

                  Vice Chairman, PrivaSource, Inc. General Carns has been a director of the Corporation since September 2001. He is the chairman of the Technology Committee. He has been Vice Chairman of PrivaSource, Inc. (software firm) since May 2001. He served in the United States Air Force for 35 years until his retirement in September 1994. From May 1991 until his retirement General Carns served as Vice Chief of Staff, United States Air Force. Prior thereto, he served as Director of the Joint Staff, Joint Chiefs of Staff from September 1989. General Carns served as President and Executive Director of the Center for International Political Economy from 1995 to 2000. General Carns is a director of DynCorp. Inc., Engineered Support Systems, Inc., Mission Research Corporation and Mykrolis Corporation. He is also a member of the Department of Defense Science Board and numerous professional and civic organizations.

--------------------------------------------------------------------------------

[JOSEPH F. TOOT PHOTO]
                  JOSEPH F. TOOT, JR.                                     AGE 65

                  Retired President and Chief Executive Officer, The Timken Company. Mr. Toot has been a director of the Corporation since June 2001. He is the chairman of the Audit Committee and a member of the Compensation and Management Development Committee. Mr. Toot is the retired President and Chief Executive Officer of The Timken Company (tapered roller bearings and specialty steel). He joined The Timken Company in 1962 and served in various senior executive positions until his election as Executive Vice President in 1973, President in 1979 and Chief Executive Officer in 1992. He retired as President and Chief Executive Officer in December 1997 and then served as Chairman of the Executive Committee -- Board of Directors from July 1998 until April 2000. Mr. Toot is a director of Timken and Rockwell. He is a member of the Supervisory Board of PSA Peugeot Citroen. Mr. Toot has also served as a director, officer, trustee or member of various community, charitable and philanthropic organizations.

--------------------------------------------------------------------------------
          CLASS II -- CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2003
--------------------------------------------------------------------------------

[ANTHONY J. CARBONE PHOTO]
                  ANTHONY J. CARBONE                                      AGE 60

                  Vice Chairman of the Board and Senior Consultant, The Dow Chemical Company. Mr. Carbone has been a director of the Corporation since June 2001. He is the chairman of the Board Composition Committee and a member of the Audit Committee. Mr. Carbone has been Vice Chairman of the Board of Directors of The Dow Chemical Company (chemical, plastic and agricultural products) since February 2000 and Senior Consultant of Dow since November 2000. He served as Executive Vice President of Dow from November 1996 to November 2000 and has served as a director of Dow since 1995. He is a member of the American Chemical Society and former board member and Chairman of the American Plastics Council and the Society of Plastics Industries. Mr. Carbone has also served on the Advisory Council of the Heritage Foundation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[CLAYTON M. JONES PHOTO]
                  CLAYTON M. JONES                                        AGE 52

                  President and Chief Executive Officer of the Corporation. Mr. Jones has been a director of the Corporation since March 2001 and President and Chief Executive Officer of the Corporation since June 2001. He served as Senior Vice President of Rockwell (electronic controls and communications) and President of Rockwell Collins, Inc., then a subsidiary of Rockwell, from January 1999 to May 2001. He served as Executive Vice President of Rockwell Collins, Inc. from November 1996 to January 1999. Mr. Jones is a former Air Force fighter pilot. He also serves as a director or member of a number of professional and civic organizations.

--------------------------------------------------------------------------------
         CLASS III -- CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2004
--------------------------------------------------------------------------------

[DONALD R. BEALL PHOTO]
                  DONALD R. BEALL                                         AGE 62

                  Non-Executive Chairman of the Board of the Corporation, Retired Chairman and Chief Executive Officer, Rockwell International Corporation. Mr. Beall has been the non-executive Chairman of the Board of Directors of the Corporation since June 2001. He is a member of the Board Composition Committee and the Technology Committee. Mr. Beall is the retired Chairman of the Board and Chief Executive Officer of Rockwell and was a director of Rockwell from February 1978 to February 2001. He served as Chairman of the Board of Rockwell from February 1988 to February 1998 and Chief Executive Officer of Rockwell from February 1988 to September 1997. He also served as President and Chief Operating Officer of Rockwell from February 1979 to February 1988. Mr. Beall serves on the boards of The Procter & Gamble Company and Conexant Systems, Inc., and is a former director of Amoco Corporation, ArvinMeritor, Inc., Rockwell and The Times Mirror Company. He is a trustee of California Institute of Technology, a member of the Foundation Board of Trustees at the University of California -- Irvine and an Overseer of the Hoover Institution. He is also a member of The Business Council and is active as an investor, director and/or advisor with several venture capital groups, individual companies and investment partnerships.

--------------------------------------------------------------------------------

[RICHARD J. FERRIS PHOTO]
                  RICHARD J. FERRIS                                       AGE 64

                  Retired Co-Chairman, Doubletree Corporation. Mr. Ferris has been a director of the Corporation since June 2001. He is the chairman of the Compensation and Management Development Committee and a member of the Audit Committee. Mr. Ferris served as Co-Chairman of Doubletree Corporation (hotel services) and Co-Chairman of Doubletree Partners from 1993 to 1997. He is the former Chairman, President and Chief Executive Officer of UAL Corporation (travel related services), a position he held from April 1976 to June 1987. He was a private investor for more than five years following his resignation from UAL. Mr. Ferris is on the board of directors of The Procter & Gamble Company, and he is also Chairman, Policy Board of PGA Tour Inc.
--------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION AS DIRECTORS OF THE TWO CLASS I NOMINEES NAMED ABOVE, WHICH IS PRESENTED AS ITEM
(A).

                       BOARD OF DIRECTORS AND COMMITTEES

     The business of the Corporation is managed by or under the direction of the Board of Directors. The Board has established four committees whose principal functions are briefly described below. In the 2001 fiscal year, the Board held three meetings and acted on six occasions by unanimous written consent in lieu of a meeting. Average attendance by incumbent directors at Board and Committee meetings was 97%, and all of the directors attended 80% or more of the meetings of the Board and the Committees on which they served.

     The Audit Committee is composed of three non-employee directors. It assists the Board in overseeing the integrity of the Corporation's financial statements, its compliance with legal and regulatory requirements and the independence and performance of its internal and external auditors. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is attached as Exhibit A to this Proxy Statement. The Committee met one time during the 2001 fiscal year.

     The principal functions of the Board Composition Committee, which is composed of two non-employee directors, are to consider and recommend to the Board qualified candidates for election as directors of the Corporation and periodically to prepare and submit to the Board for adoption the Committee's selection criteria for director nominees. The Committee also annually assesses the performance of the Board of Directors as a whole and of the individual directors and reports thereon to the Board. The Committee met one time during the 2001 fiscal year. Shareowners wishing to recommend candidates for consideration by the Committee can do so by writing to the Secretary of the Corporation at its corporate headquarters in Cedar Rapids, Iowa, giving the candidate's name, biographical data and qualifications. Any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

     The two members of the Compensation and Management Development Committee are non-employee directors and are ineligible to participate in any of the plans or programs which are administered by the Committee, except the Corporation's Directors Stock Plan. The principal functions of the Compensation and Management Development Committee are to evaluate the performance of the Corporation's senior executives and plans for management succession and development, to consider the design and competitiveness of the Corporation's compensation plans, to review and approve senior executive compensation and to administer the Corporation's incentive, deferred compensation, stock option and long-term incentives plans pursuant to the terms of the respective plans. The Committee met two times during the 2001 fiscal year.

     The Technology Committee is composed of two non-employee directors. The principal functions of the Technology Committee are to review and oversee technology-based issues of importance to the Corporation, including the assessment of (i) the Corporation's investments in technology, research resources and product development, (ii) the Corporation as a technology leader based upon benchmarking against other recognized technology centers (corporate, government and universities), (iii) the strength and integrity of the Corporation's engineering and manufacturing processes and disciplines, (iv) the application of information and other advanced technologies in the Corporation's business to enhance productivity and competitiveness and (v) the quality of the research and engineering intellectual capital in the Corporation and any trends related thereto. The Committee was established in October 2001 and accordingly did not meet during the 2001 fiscal year.

COMPENSATION OF DIRECTORS

     Mr. Beall, the non-executive Chairman of the Board of Directors of the Corporation, receives compensation at the rate of $250,000 per year. For calendar year 2001, Mr. Beall has elected to defer all such compensation by receiving restricted shares of Common Stock issued under the 2001 Long-Term Incentives Plan valued at the closing price of the Common Stock on the New York Stock Exchange-Composite Transactions Reporting System on the date the cash compensation would otherwise be paid. Mr. Beall received a special one-time grant of an option to purchase 150,000 shares of Common Stock effective concurrently with the first grant of options under the 2001 Long-Term Incentives Plan on July 5, 2001 at an exercise price of $22.35 per share, the closing price of the Common Stock on the date of grant. The options become exercisable in three substantially equal installments on the first, second and third anniversaries of the grant date. Mr. Beall does not participate in the Corporation's Directors Stock Plan.

     The other non-employee directors receive a retainer at the rate of $50,000 per year for service on the Board of Directors. No additional retainer is paid for service on Committees. Under the Directors Stock Plan, one-half of the retainer is paid in cash quarterly in advance and one-half is paid in restricted shares of Common Stock valued at the closing price of the Common Stock on the date the initial installment of the cash portion of the annual retainer payment would be made. Under the Directors Stock Plan, each non-employee director participating therein is entitled to elect each year to defer all or any part of the cash portion of his or her retainer by electing to receive additional restricted shares of Common Stock valued at the closing price of the Common Stock on the date the cash portion of the retainer payment or fees would otherwise be paid.

     Under the Directors Stock Plan, each non-employee director (other than Mr. Beall and Mr. Carns) was granted an option to purchase 10,000 shares of Common Stock effective concurrently with the first grant of options under the 2001 Long-Term Incentives Plan on July 5, 2001. Mr. Carns was granted an option to purchase 10,000 shares of Common Stock upon his election to the Board on September 12, 2001. Following the completion of one year of service on the Board, each non-employee director participating in the Directors Stock Plan will thereafter be granted an option to purchase 5,000 shares of Common Stock immediately after each Annual Meeting of Shareowners of the Corporation. All options granted under the Directors Stock Plan are exercisable at the closing price of the Common Stock on the New York Stock Exchange-Composite Transactions Reporting System on the date of grant, and will become exercisable in three substantially equal installments on the first, second and third anniversaries of the grant date.

                  CERTAIN TRANSACTIONS AND OTHER RELATIONSHIPS

     In connection with the Distribution, Rockwell and the Corporation entered into several agreements, including agreements relating to services to be provided by Rockwell to the Corporation and by the Corporation to Rockwell following the Distribution, the allocation of liabilities and obligations with respect to taxes, employee benefit plans and compensation arrangements, and other matters. At the time these agreements were negotiated and executed, certain of the Corporation's directors and executive officers also served as directors and executive officers of Rockwell. The Corporation believes the terms of these agreements to be fair.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange, has furnished the following report:

     The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the Corporation's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board of Directors, which is attached as Exhibit A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

     The Audit Committee is responsible for overseeing the Corporation's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2001, the Audit Committee:

     - Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2001 with management and Deloitte & Touche LLP ("D&T"), the Corporation's independent auditors;

     - Discussed with D&T the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

     - Received written disclosures and the letter from D&T regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with D&T their independence, and considered whether the provision of non-audit services by D&T is compatible with maintaining the independence of D&T.

     Based on the Audit Committee's review of the audited financial statements and discussions with management and D&T, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE
                         Joseph F. Toot, Jr., Chairman
                               Anthony J. Carbone
                               Richard J. Ferris

                  OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

     The following table shows the beneficial ownership, reported to the Corporation as of November 30, 2001, of the Corporation's Common Stock, including shares as to which a right to acquire ownership within 60 days exists (for example, through the exercise of stock options, conversions of securities or through various trust arrangements) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, of each director, each executive officer listed in the table on page 8 and of such persons and other executive officers as a group.

                                                                    Beneficial Ownership on
                                                                       November 30, 2001
                                                              -----------------------------------
                                                                                       PERCENT OF
                            NAME                              SHARES(1)                 CLASS(2)
                            ----                              ---------                ----------
Clayton M. Jones............................................    355,508(4,6)              --*
Donald R. Beall.............................................    749,943(3,5,6)            --*
Anthony J. Carbone..........................................      2,745(3)                --*
Michael P.C. Carns..........................................      1,790(3)                --*
Richard J. Ferris...........................................      2,745(3)                --*
Joseph F. Toot, Jr..........................................     25,743(3,6)              --*
Robert M. Chiusano..........................................     74,091(4,5,6)            --*
Lawrence A. Erickson........................................     62,766(4,6,7)            --*
Neal J. Keating.............................................    106,246(4,6,7)            --*
Herman M. Reininga..........................................     73,874(4,5,6)            --*
All of the above and other executive officers as a group (17
  persons)..................................................  1,700,029(4,5,6)            --*

---------
 *  Less than 1%

(1) Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(2) The shares owned by each person, and by the group, and the shares included in the number of shares outstanding have been adjusted, and the percentage of shares owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act.

(3) Includes 2,745, 1,790, 2,745 and 5,472 shares granted as restricted stock under the Directors Stock Plan as compensation for services as directors for Messrs. Carbone, Carns, Ferris and Toot, respectively, and 6,894 shares granted as restricted stock under the 2001 Long-Term Incentives Plan for Mr. Beall as compensation for services as non-executive Chairman of the Board.

(4) Includes shares held under the Corporation's savings plan as of November 30, 2001. Does not include 2,359, 553, 139, 435 and 234 share equivalents for Messrs. Jones, Chiusano, Erickson, Keating and Reininga, respectively, held under the Corporation's supplemental savings plan as of November 30, 2001.

(5) Includes shares held under Rockwell's savings plan as of November 30, 2001.

(6) Includes shares which may be acquired upon the exercise of outstanding stock options within 60 days as follows: 334,920, 589,811, 9,071, 68,741, 52,345,
    98,040, 62,838 and 1,422,989 for Messrs. Jones, Beall, Toot, Chiusano, Erickson, Keating, Reininga and the group, respectively. Does not include 284,248 shares which may be acquired on exercise of outstanding options granted to Mr. Beall that have been assigned to or for the benefit of family members and are not attributable to him pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act.

(7) Includes 6,183 shares and 164 shares held by Mr. Erickson's spouse and Mr. Keating's spouse, respectively.

                             EXECUTIVE COMPENSATION

     The Corporation became an independent public company on June 29, 2001, and did not pay any compensation to its executive officers for services rendered to the Corporation and its subsidiaries prior to that date. The following table sets forth information concerning the annual and long-term compensation, from all sources, of the chief executive officer of the Corporation and the other four most highly compensated executive officers of the Corporation at September 30, 2001 (the "Named Executive Officers"), for services rendered in all capacities to the Corporation or to Rockwell and its subsidiaries for the fiscal years noted. In some cases, the individuals listed below served Rockwell and its subsidiaries in different capacities than those in which they serve the Corporation. This table does not reflect the compensation to be paid to executive officers of the Corporation in the future.

                         SUMMARY COMPENSATION TABLE(1)

                                                                                              LONG-TERM              ALL OTHER
                                                      ANNUAL COMPENSATION                    COMPENSATION         COMPENSATION(3)
                                           -----------------------------------------   ------------------------   ---------------
                                                                           OTHER          STOCK      LONG-TERM
                                                                           ANNUAL        OPTIONS     INCENTIVE
     NAME AND PRINCIPAL POSITION(2)        YEAR  SALARY(4)   BONUS(5)   COMPENSATION   (SHARES)(6)   PAYOUTS(7)
     ------------------------------        ----  ---------   --------   ------------   -----------   ----------
Clayton M. Jones.........................  2001  $441,250    $310,000     $32,005        633,200     $      --        $26,475
 President and Chief Executive Officer     2000   350,000    300,000       32,450         90,000       559,924         21,000
                                           1999   292,500    375,000       43,324         72,083     1,202,787         17,550

Robert M. Chiusano.......................  2001   249,185    120,000       27,058        191,055            --         14,951
 Executive Vice President and              2000   220,000    110,000       18,877         22,500       677,654         13,200
 Chief Operating Officer, Government
 Systems

Lawrence A. Erickson.....................  2001   218,500     90,000       22,480        186,225            --         13,110
 Senior Vice President                     2000   202,000     92,700       22,485         18,000       176,001         12,120
 and Chief Financial Officer

Neal J. Keating..........................  2001   250,363    108,000      279,060(8)     191,055            --         14,682
 Executive Vice President and              2000   225,000    110,000      119,356(9)      22,500       677,654         13,676
 Chief Operating Officer, Commercial
 Systems

Herman M. Reininga.......................  2001   224,875     80,000       24,467         81,225            --         13,492
 Senior Vice President, Operations         2000   216,083     98,000       16,988         18,000       214,962         12,965

---------

 (1) In accordance with the executive compensation rules adopted by the Securities and Exchange Commission ("SEC"), the compensation of the Named Executive Officers, other than Mr. Jones, is not shown for fiscal year 1999 because the Corporation was not a reporting company under the Securities Exchange Act for that year and such compensation information has not been provided in a prior filing with the SEC.
 (2) The table reflects the positions held with the Corporation at September 30, 2001. The Named Executive Officers served Rockwell and its subsidiaries in the following capacities during fiscal years 2001, 2000 and, in the case of Mr. Jones, 1999 and the compensation reflected in the table for these years prior to the Distribution was paid by Rockwell to the Named Executive Officers in such capacities: Mr. Jones -- Senior Vice President of Rockwell and President of Rockwell Collins, Inc., then a subsidiary of Rockwell (January 1999 -- June 2001), and Executive Vice President of Rockwell Collins, Inc. prior thereto; Robert M. Chiusano -- Vice President and General Manager, Government Systems of Rockwell Collins, Inc.; Lawrence A. Erickson -- Vice President and Controller, Finance and Strategic Development of Rockwell Collins, Inc.; Neal J. Keating -- Vice President and General Manager, Passenger Systems of Rockwell Collins, Inc.; Herman M. Reininga -- Vice President, Operations of Rockwell Collins, Inc.
 (3) Amounts contributed or accrued for the Named Executive Officers under the Rockwell and Rockwell Collins savings plans and the related supplemental savings plans, and the Rockwell and Rockwell Collins deferred compensation plans.
 (4) Effective July 1, 2001, the annual salaries of Messrs. Jones, Chiusano, Erickson, Keating and Reininga are $550,000, $275,000, $250,000, $275,000
     and $235,000, respectively, and the amounts presented in the table for fiscal year 2001 reflect a partial year paid at these rates and a partial year paid at their previous rates.
 (5) Amounts awarded, even if deferred, under the Corporation's Annual Incentive Compensation Plan for Senior Executive Officers for fiscal year 2001. Amounts awarded, even if deferred, under Rockwell's Annual Incentive Compensation Plan for Senior Executive Officers for Mr. Jones and under Rockwell's Incentive Compensation Plan for Messrs. Chiusano, Erickson, Keating and Reininga for fiscal years 2000 and 1999.
 (6) References to "stock options" relate to awards of options under the Corporation's 2001 Long-Term Incentives Plan and under Rockwell's 1995 Long-Term Incentives Plan and 2000 Long-Term Incentives Plan. Options awarded under the Rockwell plans were assumed by the Corporation and, after certain adjustments to reflect the effect of the Distribution and to preserve the intrinsic value of the options, now relate to Common Stock of the Corporation and are deemed to have been granted under the Corporation's 2001 Stock Option Plan.
 (7) Cash and market value of Rockwell common stock issued in respect of performance units granted under business unit long-term incentive plans for the three-year performance periods ended September 30, 2000 and 1999 for Mr. Jones and September 30, 2000 for Messrs. Chiusano, Erickson, Keating and Reininga.
 (8) Includes amounts paid in connection with the temporary relocation of Mr. Keating to Pomona, California, totaling approximately $253,000 and including mortgage, maintenance and security expenses for his Iowa home; reimbursement of incremental California taxes; and tax gross-up payments associated with these items. These amounts were paid in addition to amounts payable under Rockwell's relocation policy applicable to all salaried employees.
 (9) Includes amounts paid in connection with the temporary relocation of Mr. Keating to Pomona, California, consisting of $96,451 in respect of mortgage, maintenance and security expenses for his Iowa home and taxes incurred on these payments. These amounts were paid in addition to amounts payable under Rockwell's relocation policy applicable to all salaried employees.

     The Corporation has entered into change of control employment agreements with each of the Named Executive Officers and with certain other executives. Each employment agreement has a term of four years from the date of the Distribution and becomes effective upon a "change of control" of the Corporation during that term. Each employment agreement provides for the continuing employment of the executive for three years after the change of control on terms and conditions no less favorable than those in effect before the change of control. If the executive's employment is terminated by the Corporation without "cause" or if the executive terminates his or her own employment for "good reason" within that three year period, the executive is entitled to severance benefits equal to a multiple of his or her annual compensation, including bonus, and continuation of other benefits for a number of years equal to the multiple. The multiple is 3 for each of the Named Executive Officers and 3 or 2 for the other executives. In addition, if the executive terminates his or her own employment for any reason during the 30-day window period beginning one year after the change of control, the executive is also entitled to these severance benefits. The executives are entitled to an additional payment, if necessary, to make them whole as a result of any excise tax imposed by the Internal Revenue Code on these change of control payments, unless the safe harbor below which the excise tax is imposed is not exceeded by more than 10%, in which event the payments will be reduced to avoid the excise tax.

                                 OPTION GRANTS

     Shown below is further information on grants to the Named Executive Officers of options to purchase Common Stock pursuant to the Corporation's 2001 Long-Term Incentives Plan and Rockwell's 2000 Long-Term Incentives Plan during the fiscal year ended September 30, 2001, which are reflected in the Summary Compensation Table above.

                                                                                                        GRANT DATE
                                                            INDIVIDUAL GRANTS                             VALUE
                                       -----------------------------------------------------------   ----------------
                                       NUMBER OF    PERCENTAGE OF
                                       SECURITIES   TOTAL OPTIONS
                                       UNDERLYING   GRANTED TO THE
                                        OPTIONS     CORPORATION'S    EXERCISE OR
                                        GRANTED      EMPLOYEES IN    BASE PRICE      EXPIRATION         GRANT DATE
                NAME                    (SHARES)     FISCAL 2001     (PER SHARE)        DATE         PRESENT VALUE(1)
                ----                    --------     -----------     -----------     ----------      ----------------
Clayton M. Jones.....................   64,400(2)       1.41%         $18.5972     October 2, 2010      $  481,712
                                       128,800(3)       2.83%          18.5972     October 2, 2010         963,424
                                       440,000(4)       9.68%            22.35      July 5, 2011         3,427,600
Robert M. Chiusano...................   13,685(2)       0.30%          18.5972     October 2, 2010         102,364
                                        27,370(3)       0.60%          18.5972     October 2, 2010         204,728
                                       150,000(4)       3.30%            22.35      July 5, 2011         1,168,500
Lawrence A. Erickson.................   12,075(2)       0.27%          18.5972     October 2, 2010          90,321
                                        24,150(3)       0.53%          18.5972     October 2, 2010         180,642
                                       150,000(4)       3.30%            22.35      July 5, 2011         1,168,500
Neal J. Keating......................   13,685(2)       0.30%          18.5972     October 2, 2010         102,364
                                        27,370(3)       0.60%          18.5972     October 2, 2010         204,728
                                       150,000(4)       3.30%            22.35      July 5, 2011         1,168,500
Herman J. Reininga...................   12,075(2)       0.27%          18.5972     October 2, 2010          90,321
                                        24,150(3)       0.53%          18.5972     October 2, 2010         180,642
                                        45,000(4)       0.99%            22.35      July 5, 2011           350,550

---------

(1) Valued under the Black-Scholes option pricing model which produces a per option share value of $7.48 for the October 2, 2000 grant and $7.79 for the July 5, 2001 grant, using the following assumptions and inputs: options exercised after 7 1/2 years, expected stock price volatility of 0.35, dividend yield of 1.77% and interest rates of 5.63% and 4.75% for the October 2, 2000 and July 5, 2001 grants, respectively, which was the zero coupon 7 1/2-year Treasury bond rate at the date of grant. The actual values, if any, that the executive officer may realize from these options will depend solely on the gain in stock price over the exercise price when the options are exercised.

(2) Granted on October 2, 2000 by Rockwell and converted into options to purchase Common Stock in connection with the Distribution. These options became exercisable on October 1, 2001 as a result of the closing market price of Rockwell common stock reaching at least 150% of the grant date market price of Rockwell common stock on 20 consecutive trading days before the Distribution. These options, as adjusted, were assumed by the Corporation in connection with the Distribution and are deemed to have been granted under the Corporation's 2001 Stock Option Plan.

(3) Granted on October 2, 2000 by Rockwell and converted into options to purchase Common Stock in connection with the Distribution. These options are exercisable in three substantially equal annual installments beginning October 2, 2001. These options, as adjusted, were assumed by the Corporation in connection with the Distribution and are deemed to have been granted under the Corporation's 2001 Stock Option Plan.

(4) Granted on July 5, 2001 under the Corporation's 2001 Long-Term Incentives Plan and exercisable in three substantially equal annual installments beginning July 5, 2002.

     The Black-Scholes option pricing methodology, on which the present value of the stock options granted to the Named Executive Officers is based, attempts to portray the value of an option at the date of grant. While the options have no value if the stock price does not increase, were the $7.79 present value of the possible future gains on the options granted on July 5, 2001 used to derive a future stock price at the end of the 7 1/2-year period when it is assumed the options would be exercised, the shareowners of the approximately 183.6 million shares outstanding on the grant date of those options (assuming that number of shares remains outstanding) would realize aggregate appreciation of approximately $2.025 billion compared to aggregate appreciation on the options for the Named Executive Officers of approximately $10 million (assuming that they hold their options or the shares acquired on exercise thereof for the whole 7 1/2-year period).

             AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table shows (i) exercises by the Named Executive Officers during fiscal year 2001 of options to purchase Common Stock granted under the Corporation's 2001 Long-Term Incentives Plan or deemed to have been granted under the Corporation's 2001 Stock Option Plan and (ii) unexercised options to purchase Common Stock granted to the Named Executive Officers in fiscal year 2001 and prior years under such plans and Rockwell option plans and held by them at September 30, 2001.

                                                               NUMBER OF UNEXERCISED
                                                                  OPTIONS HELD AT
                                    SHARES                     SEPTEMBER 30, 2001(1)
                                  ACQUIRED ON     VALUE        ---------------------
                                   EXERCISE      REALIZED   EXERCISABLE   UNEXERCISABLE
                                  -----------    --------   -----------   -------------
Clayton M. Jones...............     --             --         334,920        606,367
Robert M. Chiusano.............     --             --          68,741        188,372
Lawrence A. Erickson...........     --             --          52,345        182,200
Neal J. Keating................     --             --          98,040        193,739
Herman M. Reininga.............     --             --          62,838         77,200

                                    VALUE OF UNEXERCISED
                                    IN-THE-MONEY OPTIONS
                                      AT SEPTEMBER 30,
                                         2001(1)(2)
                                    --------------------
                                 EXERCISABLE   UNEXERCISABLE
                                 -----------   -------------
Clayton M. Jones...............    $35,125        $--
Robert M. Chiusano.............     --             --
Lawrence A. Erickson...........     --             --
Neal J. Keating................      7,705         --
Herman M. Reininga.............     --             --

---------

(1) Includes options that were granted by Rockwell prior to the Distribution and were converted into options to purchase the Corporation's Common Stock, on the same terms and vesting schedule as the Rockwell options but with adjustments to the exercise price and the number of shares for which such options are exercisable to preserve the aggregate intrinsic value of the options.

(2) The value of unexercised options is based on the difference between the exercise price and the closing price of the Corporation's Common Stock on the New York Stock Exchange-Composite Transactions Reporting System on September 28, 2001 ($14.20), the last trading day in fiscal year 2001.

                              RETIREMENT BENEFITS

     All of the Named Executive Officers participate in a defined benefit pension plan which qualifies under Section 401(a) of the Internal Revenue Code and which was assumed from Rockwell in connection with the Distribution.

     The following table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including officers, in the earnings and years of service classifications indicated, under the Corporation's retirement plans which cover most of the Corporation's officers and other salaried employees on a noncontributory basis. Such benefits reflect a reduction to recognize in part the Corporation's cost of Social Security benefits related to service for the Corporation and Rockwell. The plans also provide for the payment of benefits to an employee's surviving spouse or other beneficiary.

                               ESTIMATED ANNUAL RETIREMENT BENEFITS FOR YEARS OF CREDITED SERVICE
     AVERAGE              ----------------------------------------------------------------------------
      ANNUAL                                                                                35 OR MORE
     EARNINGS             5 YEARS    10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS     YEARS
     --------             -------    --------   --------   --------   --------   --------   ----------
    $  250,000 .........  $ 32,477   $ 64,982   $ 97,458   $103,243   $109,028   $114,813    $120,598
       500,000 .........    65,802    131,657    197,458    209,493    221,528    233,563     245,598
     1,000,000 .........   132,452    265,007    397,458    421,993    446,528    471,063     495,598
     1,500,000 .........   199,102    398,357    597,458    634,493    671,528    708,563     745,598
     2,000,000 .........   265,752    531,707    797,458    846,993    896,528    946,063     995,598

     Covered compensation includes salary and annual bonus. The calculation of retirement benefits under the plans generally is based upon average earnings for the highest five years of the ten years preceding retirement.

     The credited years of service of Messrs. Jones, Chiusano, Erickson, Keating and Reininga are 22, 23, 26, 23 and 36 years, respectively.

     Sections 401(a)(17) and 415 of the Internal Revenue Code limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Corporation has established a non-qualified supplemental pension plan which authorizes the payment of any benefits calculated under provisions of the applicable retirement plan which may be above the limits under these sections.

     The Named Executive Officers also participate in the Corporation's non-qualified supplemental savings plan and deferred compensation plan. The Corporation has established a master rabbi trust relating to these non-qualified plans and the non-qualified pension plan. The master rabbi trust requires that, upon a change of control of the Corporation, the Corporation fund the trust in a cash amount equal to the unfunded accrued liabilities as of such time of these non-qualified plans.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Management Development Committee (the "Compensation Committee") of the Board of Directors, which consists entirely of non-employee directors, has furnished the following report on executive compensation:

COMPENSATION FOR FISCAL YEAR 2001

     The Compensation Committee was constituted in June 2001 shortly prior to the June 29, 2001 spin-off of the Corporation from Rockwell. Accordingly, substantially all the decisions affecting compensation of the Corporation's Chief Executive Officer and its other senior executives prior to the spin-off, as well as the various compensation plans applicable to them and other employees of the Corporation, were under plans, arrangements and commitments approved by Rockwell shareowners or the Compensation and Management Development Committee of Rockwell's Board of Directors.

     The base salaries, beginning July 2001, of the senior executives of the Corporation, including the Named Executive Officers, were established by the Board of Directors of the Corporation upon recommendations of the Chief Executive Officer and the Senior Vice President, Human Resources of the Corporation. The Board of Directors was advised that the recommended base salaries were based on data from industry, peer group and national surveys of other major U.S. industrial companies selected by independent compensation consultants, in consultation with the Senior Vice President, Human Resources of the Corporation, that are believed to compete with the Corporation for executive talent. The base salaries also reflect performance judgments as to the past and expected future contributions of individual senior executives.

     At the beginning of the 2001 fiscal year Rockwell established annual incentive criteria measured through a performance matrix based on sales growth, operating return on sales, working capital as a percentage of sales and six strategic goals.

     At its December 2001 meeting, the Compensation Committee assessed the 2001 fiscal year performance of the Corporation, applied the methodology set for that year by Rockwell and awarded the annual incentive compensation (see the column headed "Bonus" in the Summary Compensation Table under Executive Compensation above) to the Named Executive Officers and other key employees of the Corporation. In addition to the financial performance criteria, individual awards were based on levels of responsibility and an assessment of individual performance by the Corporation's Chief Executive Officer of key employees other than himself.

     At its July 2001 meeting, the Compensation Committee also provided for initial grants of stock options to executives and other employees under the Corporation's 2001 Long-Term Incentives Plan. The Compensation Committee considered these stock option grants to executives to be an important component of executive compensation in order for the Corporation to remain competitive with its peers and to align management's interests with those of its shareowners. In addition, the Compensation Committee noted that in connection with a spin-off, executives of the new spin-off company were often granted significant amounts of stock options in the spin-off company as a long-term incentive. Finally, the Compensation Committee determined that the stock option grants would serve as an important retention tool because the stock options vest in three equal installments over a three year period.

COMPENSATION PHILOSOPHY

     Following its appointment in June 2001, the Compensation Committee has developed and implemented compensation policies, plans and programs intended to "pay for performance". The Compensation Committee sets base salaries generally below the median of other major U.S. industrial companies, and provides opportunity for above-median compensation through the Corporation's annual and long-term incentive plans which depend heavily on corporate, business unit and individual performance. The Compensation Committee considers the total compensation (earned or potentially available) of each of the Named Executive Officers and the other senior executives in establishing each element of compensation. In its review, the Compensation Committee considers the following: (1) industry, peer group and national surveys of other major U.S. industrial companies; (2) reports of the independent compensation consultants who advise the Compensation Committee on the Corporation's compensation programs in comparison with those of other companies which the consultants believe compete with the Corporation for executive talent; and (3) performance judgments as to the past and expected future contributions of individual senior executives.

COMPONENTS OF THE CORPORATION'S COMPENSATION PLANS

     - BASE SALARY--As discussed above, the base salaries, beginning July 2001, of the senior executives of the Corporation, including the Named Executive Officers, were established by the Board of Directors upon recommendations of the Corporation's Chief Executive Officer and Senior Vice President, Human Resources.

     - ANNUAL INCENTIVES--In the early part of each fiscal year, the Compensation Committee reviews with the Chief Executive Officer the Corporate Goals and Objectives. These include measurable financial return and shareowner value creation objectives as well as long-term leadership goals that in part require more subjective assessments. After the end of the year, the Compensation Committee evaluates the Corporation's performance and considers the results together with the contributions made by and the levels of responsibility of the individual executives in awarding annual incentive compensation.

     - LONG TERM INCENTIVES--The Corporation's 2001 Long-Term Incentives Plan provides the flexibility to grant long-term incentives in a variety of forms, including performance units, stock options, stock appreciation rights and restricted stock. Annually the Compensation Committee evaluates the type of long-term incentives it believes are most likely to achieve the Corporation's total compensation objectives. The present intention of the Compensation Committee is to provide long-term incentives through the grant of stock options and a two year performance unit, denominated in cash, long-term incentive plan. This cash LTIP is based upon the extent to which the Corporation meets established targets for the generation of free cash flow in fiscal years 2002 and 2003. Free cash flow, an internal performance measure, is defined as cash provided by operating activities and proceeds from dispositions of property, reduced by capital expenditures.

     - COMPENSATION DEDUCTIBILITY--Under Internal Revenue Code Section 162(m), a publicly held company may not deduct in any taxable year compensation in excess of one million dollars paid in that year to its Named Executive Officers unless the compensation is "performance based". Awards under the Annual Incentive Compensation Plan for Senior Executive Officers and grants of stock options are considered "performance based" compensation. Since the Compensation Committee retains discretion with respect to base salaries, other annual incentive compensation awards and certain awards under the Corporation's 2001 Long-Term Incentives Plan, those elements would not qualify as "performance based" compensation for these purposes. During fiscal year 2001, none of the Named Executive Officers received compensation that is not deductible under this provision.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Jones' base salary was increased, effective July 1, 2001, to $550,000 (see Components of the Corporation's Compensation Plans -- Base Salary above). The Compensation Committee believes this new salary is in line with the Corporation's compensation philosophy for the Named Executive Officers and reflects the increased responsibilities Mr. Jones now has as Chief Executive Officer of a major publicly owned company.

     In determining Mr. Jones' annual incentive and long-term incentive compensation for fiscal year 2001, the Compensation Committee assessed his individual performance and otherwise used the same criteria as for the other four Named Executive Officers (see Compensation for Fiscal Year 2001 above).

               COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                          Richard J. Ferris, Chairman
                              Joseph F. Toot, Jr.

                   SHAREOWNER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the cumulative total shareowner return on the Corporation's Common Stock against the cumulative total return of the S&P Composite--500 Stock Index and the S&P Aerospace and Defense Index for the period which commenced July 2, 2001 and ended September 30, 2001, assuming in each case a fixed investment of $100 at the respective closing prices on July 2, 2001, reinvestment of all cash dividends and retention of all stock exchanges and distributions.

               COMPARISON OF THREE-MONTH CUMULATIVE TOTAL RETURN

     ROCKWELL COLLINS, INC., S&P COMPOSITE--500 & S&P AEROSPACE AND DEFENSE

                                                                                                            S&P AEROSPACE AND
                                                 ROCKWELL COLLINS, INC.        S&P COMPOSITE - 500               DEFENSE
                                                 ----------------------        -------------------          -----------------
7/2/01                                                   100.00                      100.00                      100.00
7/31/01                                                   87.49                       97.94                      103.62
8/31/01                                                   85.88                       91.66                       96.59
9/28/01                                                   60.08                       84.17                       78.92

THE CUMULATIVE TOTAL RETURNS ON ROCKWELL COLLINS COMMON STOCK AND EACH INDEX AS OF THE DATES SET FORTH BELOW AND PLOTTED IN THE ABOVE GRAPH ARE AS FOLLOWS:

                                                                     CUMULATIVE TOTAL RETURN
                                                              -------------------------------------
                                                              7/2/01    7/31/01   8/31/01   9/28/01
                                                              -------   -------   -------   -------
 Rockwell Collins, Inc......................................  $100.00   $ 87.49   $85.88    $ 60.08
 S&P Composite -- 500.......................................   100.00     97.94    91.66      84.17
 S&P Aerospace and Defense..................................   100.00    103.62    96.59      78.92
 Closing market price at specified date.....................    23.66     20.70    20.32      14.20

                 PROPOSAL TO APPROVE THE SELECTION OF AUDITORS

     The directors of the Corporation have selected the firm of Deloitte & Touche LLP as the auditors of the Corporation subject to the approval of the shareowners. D&T has acted as auditors for the Corporation since its inception.

     Before the Audit Committee recommended to the full Board of Directors the appointment of D&T, it carefully considered the qualifications of that firm, including their performance for Rockwell in prior years and their reputation for integrity and for competence in the fields of accounting and auditing. Representatives of D&T are expected to be present at the meeting to respond to appropriate questions and to make a statement if they desire to do so.

AUDIT FEES

     The aggregate fees billed by D&T to the Corporation for professional services rendered for the audit of the Corporation's annual financial statements for fiscal year 2001 and for the review of the Corporation's quarterly financial statements for fiscal year 2001 were $1,045,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees billed by D&T (either directly to the Corporation or to Rockwell and allocated to the Corporation) for financial information systems design and implementation services during fiscal year 2001 were $1,364,000.

ALL OTHER FEES

     The aggregate fees billed by D&T to the Corporation (either directly to the Corporation or to Rockwell and allocated to the Corporation) for fiscal year 2001 for all other services rendered to the Corporation were $635,000. These non-audit fees relate principally to tax-related services, employee benefit plan audits and statutory financial statement audits.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL, WHICH IS PRESENTED AS ITEM (b).

             PROPOSAL TO APPROVE THE 2001 LONG-TERM INCENTIVES PLAN

     A proposal will be presented at the meeting to approve the Corporation's 2001 Long-Term Incentives Plan (the "2001 LTIP") which was adopted by the Board of Directors and approved by Rockwell as the Corporation's sole shareowner prior to the Distribution. The 2001 LTIP became effective as of the date of the Distribution. The 2001 LTIP permits grants to be made from time to time as nonqualified stock options, incentive stock options, stock appreciation rights ("SARs"), restricted stock, performance units and stock purchase awards. The complete text of the 2001 LTIP is set forth in Exhibit B to this Proxy Statement and shareowners are urged to review it together with the following information, which is qualified in its entirety by reference to Exhibit B.

     The purpose of the 2001 LTIP is to promote the interests of the Corporation and its shareowners by providing incentive compensation opportunities to assist in (i) attracting, motivating and retaining employees and (ii) aligning the interests of the employees participating in the 2001 LTIP with the interests of the Corporation's shareowners.

     ADMINISTRATION. The 2001 LTIP is administered by the Compensation Committee, consisting of two or more members of the Board of Directors who are not eligible to participate in the 2001 LTIP. In order to meet the requirements of Section 162(m) of the Internal Revenue Code and the rules under Section 16 of the Securities Exchange Act, all grants under the 2001 LTIP are to be made by those members of the Compensation Committee who are both "outside directors" as defined for purposes of Section 162(m) of the Internal Revenue Code and regulations thereunder and "nonemployee directors" as defined for purposes of
Section 16 of the Securities Exchange Act.

     PARTICIPATION. The persons to whom grants are made under the 2001 LTIP will be selected from time to time by the Compensation Committee in its sole discretion from among the employees of the Corporation and those of its subsidiaries. The 2001 LTIP defines employees broadly to include the Corporation's "leased employees" and consultants and those of the Corporation's subsidiaries. Although the 2001 LTIP would permit the Compensation Committee to grant awards to consultants and "leased employees", it does not presently intend to do so. The 2001 LTIP also excludes non-employee members of the Board of Directors (other than the non-executive Chairman of the Board of Directors) from the definition of employees. In selecting participants and determining the type and amount of their grants, the Compensation Committee may consider recommendations of the Chief Executive Officer of the Corporation and will take into account such factors as the participant's level of responsibility, performance, performance potential, level and type of compensation and potential value of grants under the 2001 LTIP.

     Since it is within the discretion of the Compensation Committee to determine which employees will receive grants under the 2001 LTIP and the type and amount thereof, these matters cannot be specified at present. While all of the approximately 17,500 employees of the Corporation and its subsidiaries as of September 30, 2001 will be eligible under the literal terms of the 2001 LTIP to receive grants under the 2001 LTIP, it is presently contemplated that grants of stock options, and to a lesser extent if at all of restricted stock, performance units and stock appreciation rights, would be made primarily to senior and middle managers, including Clayton M. Jones and the other Named Executive Officers, totaling approximately 420 employees as of September 30, 2001.

     On July 5, 2001, the Compensation Committee awarded initial grants of options to purchase Common Stock under the 2001 LTIP. The following table sets forth information with respect to these grants made to (i) the Named Executive Officers, (ii) the Named Executive Officers and all other executive officers as a group, (iii) non-executive directors as a group and (iv) employees (other than executive officers) as a group.

                                                              SHARES UNDERLYING   GRANT DATE
                     NAME AND POSITION                         OPTIONS GRANTED     VALUE(1)
                     -----------------                        -----------------   ----------
Clayton M. Jones............................................        440,000       $3,427,600
  President and Chief Executive Officer
Robert M. Chiusano..........................................        150,000        1,168,500
  Executive Vice President and Chief Operating Officer,
Government Systems
Lawrence A. Erickson........................................        150,000        1,168,500
  Senior Vice President and Chief Financial Officer
Neal J. Keating.............................................        150,000        1,168,500
  Executive Vice President and Chief Operating Officer,
Commercial Systems
Herman M. Reininga..........................................         45,000          350,550
  Senior Vice President, Operations
All Executive Officers as a Group...........................      1,103,000        8,592,370
All Non-Executive Directors as a Group(2)...................        150,000        1,168,500
All Employees (other than Executive Officers) as a Group....      1,610,800       12,548,132

---------

(1) Valued under the Black-Scholes option pricing model which produces a per option share value of $7.79 using the following assumptions and inputs: options exercised after 7 1/2 years, expected stock price volatility of 0.35, dividend yield of 1.77% and an interest rate of 4.75%, which was the zero coupon 7 1/2-year Treasury bond rate at the date of grant. The actual values, if any, that the employee or director may realize from these options will depend solely on the gain in stock price over the exercise price when the options are exercised.

(2) Directors who are not also employees of the Corporation, other than the non-executive Chairman of the Board of Directors, are not eligible for grants of options under the 2001 LTIP. Under the Directors Stock Plan, each non-employee director (other than the non-executive Chairman of the Board) receives an initial grant of options to purchase 10,000 shares of Common Stock upon election and, following the completion of one year of service on the Board, receives options to purchase 5,000 shares of Common Stock immediately after each annual meeting of shareowners.

     SHARES SUBJECT TO 2001 LTIP. The 2001 LTIP authorizes the issuance or delivery of an aggregate of up to 14 million shares of Common Stock, provided that no more than 12 million shares will be available for awards other than stock options or stock appreciation rights. Shares of Common Stock subject to the unexercised, undistributed or unearned portion of any terminated or forfeited grant under the 2001 LTIP will be available for further awards.

     STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK. The 2001 LTIP authorizes grants of stock options, which may be either incentive stock options eligible for special tax treatment or nonqualified stock options, stock appreciation rights, and restricted stock.

     Under the provisions of the 2001 LTIP authorizing the grant of stock options:

     - the option price may not be less than the fair market value of the shares of Common Stock at the date of grant;

     - the aggregate fair market value, determined as of the date the option is granted, of the shares of Common Stock for which any employee may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed the maximum permitted under the Internal Revenue Code (presently $100,000);

     - stock options may not be exercised after ten years from the date of grant; and

     - at the time of exercise of a stock option, the option price must be paid in full in cash or, at the discretion of the Compensation Committee, in shares of Common Stock or in a combination of cash and shares of Common Stock.

The 2001 LTIP permits the Compensation Committee to prescribe in the award agreement for each grant any other terms and conditions of that grant, including but not limited to exercisability upon termination of a participant's employment.

     The 2001 LTIP permits the grant of SARs covering up to an aggregate of 100,000 shares of Common Stock, which may be tandem SARs, which are SARs related to a stock option, or freestanding SARs, which are SARs separate and apart from the grant of an option. Tandem SARs permit an optionee, upon exercise of such rights and surrender of the related option to the extent of an equivalent number of shares of Common Stock, to receive a payment equal to the excess of the fair market value (on the date of exercise) of the portion of the option so surrendered over the option price of such shares. Freestanding SARs entitle the grantee, upon exercise of such rights, to receive a payment equal to the excess of the fair market value (on the date of exercise) of all or part of a designated number of shares over the fair market value of such shares on the date such rights were granted. Such payment may be made in shares (valued on the basis of the fair market value of the shares on the date of exercise of the
SARs), or in cash or partly in cash and partly in shares, as the Compensation Committee may determine.

     Under the 2001 LTIP, the Compensation Committee may grant up to an aggregate of 1,000,000 shares of Common Stock subject to restrictions on transfer and such other restrictions on incidents of ownership as the Compensation Committee may determine ("restricted stock"). During the restricted period, shares of restricted stock have all the attributes of outstanding shares of Common Stock, except that the Compensation Committee may provide at the time of the grant that any dividends or other distributions paid on such restricted stock while subject to such restrictions will be accumulated or reinvested in Common Stock and held subject to the same restrictions as the restricted stock and such other terms and conditions as the Compensation Committee may determine.

     PERFORMANCE UNITS. The 2001 LTIP authorizes the Compensation Committee to grant performance units, the amount of which is based on the achievement of one or more specific goals with respect to the Corporation, a business unit or the participant over a specified period of time of at least one fiscal year. Earned payouts of performance units, which may not exceed $5 million for any one participant with respect to any one performance period, will be paid in cash unless the Compensation Committee decides that payment should be in shares of Common Stock or a combination of shares of Common Stock and cash.

     STOCK PURCHASE AWARDS. The Compensation Committee may grant stock purchase awards entitling a participant to purchase, with a loan from the Corporation, a specified number of shares of Common Stock at their fair market value on the date of purchase. Stock purchase awards may be granted under the 2001 LTIP with respect to up to an aggregate of 5,000,000 shares of Common Stock. Loans made to participants with respect to stock purchase awards will be evidenced by interest-bearing promissory notes, secured by a pledge of the shares purchased and with recourse to the participant. The Compensation Committee may forgive all or part of any stock purchase award loan on such terms as it determines, including but not limited to achievement of one or more specified goals with respect to performance of the Corporation, a business unit or the participant over a specified period of time.

     PERFORMANCE COMPENSATION AWARDS. Under the 2001 LTIP, the Compensation Committee generally may designate any award (other than a grant of stock options or stock appreciation rights, which are in any event deemed to be performance-based) at the time of its grant as a performance compensation award to qualify payment of the award under Section 162(m) of the Internal Revenue Code. If the Compensation Committee does so, it must establish a performance period, performance measure, performance goals and performance formula for the award within 90 days after the beginning of the performance period.

     AWARD AGREEMENTS. All grants made under the 2001 LTIP will be evidenced by an agreement between the Corporation and the 2001 LTIP participant setting forth the terms and conditions applicable to the grants, as determined by the Compensation Committee consistent with the terms of the 2001 LTIP. Each award agreement will set forth the terms and conditions applicable to awards, including but not limited to provisions for the time at which the award becomes exercisable or otherwise vests; the treatment of the award in the event of the termination of a participant's status as an employee; and any special provisions applicable in the event of an occurrence of a change in control, as determined by the Compensation Committee consistent with the provisions of the 2001 LTIP.

     Under the 2001 LTIP, stock options, restricted stock and other awards generally may not be granted after June 29, 2011.

     TAX MATTERS. The following is a brief summary of the material United States federal income tax consequences of benefits under the 2001 LTIP under present law and regulations:

          (a) INCENTIVE STOCK OPTIONS. The grant of an incentive stock option will not result in any immediate tax consequences to the Corporation or the optionee. An optionee will not realize taxable income, and the Corporation will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares of Common Stock acquired over the option exercise price will be includable in the optionee's "alternative minimum taxable income" for purposes of the alternative minimum tax. If the optionee does not dispose of the shares of Common Stock acquired within one year after their receipt, and within two years after the option was granted, gain or loss realized on the subsequent disposition of the shares of Common Stock will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Upon such a disqualifying disposition, the Corporation will be entitled to a deduction in the same amount and at the same time as the optionee realizes such ordinary income.

          (b) NONQUALIFIED STOCK OPTIONS. The grant of a nonqualified stock option will not result in any immediate tax consequences to the Corporation or the optionee. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income, and the Corporation will be entitled to a deduction, equal to the excess of the fair market value of the shares of Common Stock acquired at the time of exercise over the option exercise price.

          (c) STOCK APPRECIATION RIGHTS. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares of Common Stock received will constitute ordinary income to the grantee. The Corporation will be entitled to a deduction in the same amount and at the same time.

          (d) RESTRICTED STOCK. An employee normally will not realize taxable income in connection with an award of restricted stock, and the Corporation will not be entitled to a deduction, until the termination of the restrictions. Upon termination of the restrictions, the employee will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at that time. In addition, the employee will realize ordinary income with respect to dividends on restricted stock when such dividends are received. An employee may elect to realize taxable ordinary income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. The Corporation will be entitled to a deduction in the same amount and at the same time as the employee realizes income. If the employee is then a covered employee under Section 162(m) of the Internal Revenue Code, any portion of the income realized in respect of restricted stock which, together with other non-performance based compensation, exceeds $1 million will not be deductible by the Corporation under the limitations of Section 162(m) of the Internal Revenue Code.

          (e) PERFORMANCE UNITS. Any cash and the fair market value of any shares of Common Stock received in connection with the grant of a performance unit under the 2001 LTIP will constitute ordinary income to the employee in the year in which paid, and the Corporation will be entitled to a deduction in the same amount. If the employee is then a covered employee under Section 162(m) of the Internal Revenue Code, any portion of the payout of performance units which, together with other non-performance based compensation, exceeds $1 million will not be deductible by the Corporation under the limitations of Section 162(m) of the Internal Revenue Code.

          (f) STOCK PURCHASE AWARDS. The grant of a stock purchase award and the acquisition of shares of Common Stock pursuant to such an award will not result in any immediate tax consequences to an employee or to the Corporation. Upon the sale of the shares of Common Stock acquired pursuant to the stock purchase award, an employee will realize capital gain or loss equal to the difference between the amount received on the sale and the purchase price of the shares. Interest payable by an employee pursuant to a stock purchase award will be deductible by the employee to the extent permitted by law and the Corporation will accrue ordinary income equal to the amount of interest payable.

          (g) PAYOUTS OF PERFORMANCE COMPENSATION AWARDS. The designation of an award of restricted stock or the grant of a performance unit or stock purchase award as a performance compensation award will not change the tax treatment described above to an employee who receives such an award or grant. Such a designation will, however, enable such award or grant to qualify as performance-based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m) of the Internal Revenue Code.

     CHANGE OF CONTROL. The 2001 LTIP permits the agreements governing any awards under the 2001 LTIP to include a change of control contingency in order to maintain the rights of 2001 LTIP participants in the event of a change of control of the Corporation. The Compensation Committee is expected to include such contingencies in most awards with the effect that in the event of a change of control of the Corporation:

     - all outstanding stock options and stock appreciation rights will become fully exercisable whether or not otherwise then exercisable;

     - the restrictions on all shares of Common Stock granted as restricted stock will lapse; and

     - all payouts of performance units will be deemed to be fully earned based on assumed completion of all performance periods and attainment of all performance goals for the performance units.

     A change of control is deemed to occur under the same circumstances as provided in Article III, Section 13(I) of the Corporation's By-Laws. This section of the Corporation's By-Laws defines change of control to mean, generally:

     - the acquisition by any individual, entity or group of beneficial ownership of 20% or more of either the then outstanding shares of the Common Stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors; or

     - a change in the composition of a majority of the Board of Directors of the Corporation which is not supported by the current Board of Directors of the Corporation;

     - a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation, which results in a change in a majority of the Board of Directors of the Corporation or of more than 50% of the shareowners of the Corporation; or

     - approval by the shareowners of the Corporation of the complete liquidation or dissolution of the Corporation.

     AMENDMENT, SUSPENSION OR TERMINATION OF 2001 LTIP. In the event any change in or affecting the Common Stock occurs, the Corporation's Board of Directors may make appropriate amendments to or adjustments in the 2001 LTIP or grants made thereunder, including changes in the number of shares of Common Stock which may be issued or transferred under the 2001 LTIP. The Corporation's Board of Directors may at any time amend, suspend or terminate the 2001 LTIP or grants made thereunder. It may not, however, except in making amendments and adjustments in the event of changes in or affecting shares of Common Stock, (i) without the consent of the person affected, impair the rights of the holder of any award other than as provided for or contemplated in the award agreement or
(ii) without the approval of shareowners, make any change in the 2001 LTIP that would require shareowner approval under any tax or regulatory requirement applicable to the 2001 LTIP. Under present tax and regulatory requirements, shareowner approval would be required, among other things, to change the class of persons eligible to receive incentive stock options under the 2001 LTIP or to increase the number of shares of Common Stock that may be issued or transferred under the 2001 LTIP. In no event may the Board of Directors or the Compensation Committee reprice underwater stock options (those whose option exercise price is greater than the fair market value of the shares covered by the options) by reducing the option exercise price, canceling the options and granting replacement options or otherwise.

     TERM OF THE 2001 LTIP. No award may be granted, no performance unit may be paid and no stock purchase award may be made under the 2001 LTIP after the date of the 2002 Annual Meeting of Shareowners of the Corporation unless shareowner approval of the 2001 LTIP is obtained at the meeting. If such shareowner approval is not obtained, the rights of any holder of an outstanding award shall continue in force and effect after termination of the 2001 LTIP, except as they may lapse or be terminated pursuant to the terms of the 2001 LTIP or by their own terms and conditions. The 2001 LTIP shall remain in effect until all awards under the 2001 LTIP have been exercised or terminated under the terms of the 2001 LTIP and applicable award agreements, provided that awards under the 2001 LTIP may be granted only within ten years from the effective date of the 2001 LTIP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL, WHICH IS PRESENTED AS ITEM (C).

                  PROPOSAL TO APPROVE THE DIRECTORS STOCK PLAN

     A proposal will be presented at the meeting to approve the Corporation's Directors Stock Plan which has been adopted by the Board of Directors and approved by Rockwell as the Corporation's sole shareowner prior to the Distribution. The Directors Stock Plan became effective as of the date of the Distribution, and, if approved by the shareowners of the Corporation at the 2002 Annual Meeting of Shareowners, will continue in full force and effect as provided in the Directors Stock Plan. An aggregate of 325,000 shares of Common Stock may be issued under the Directors Stock Plan, subject to appropriate adjustment in the event of any change in or affecting shares of Common Stock, including but not limited to stock dividends, stock splits and recapitalizations. The complete text of the Directors Stock Plan is set forth in Exhibit C to this Proxy Statement and shareowners are urged to review it together with the following information, which is qualified in its entirety by reference to Exhibit C.

     The purpose of the Directors Stock Plan is to link compensation of non-employee directors of the Corporation directly with the interests of the Corporation's shareowners.

     PARTICIPATION. Participation in the Directors Stock Plan will be limited to directors who are not employees of the Corporation or any of its subsidiaries (other than the non-executive Chairman of the Board of Directors).

     STOCK OPTIONS. Under the Directors Stock Plan, each non-employee director (other than the non-executive Chairman of the Board of Directors) will be granted an option to purchase 10,000 shares of Common Stock effective upon election as a director. However, for the initial non-employee directors, these options were granted effective concurrently with the first grant of options under the 2001 LTIP on July 5, 2001. In addition, each non-employee director (other than the non-executive Chairman of the Board of Directors) will be granted an option to purchase 5,000 shares of Common Stock immediately after each annual meeting of shareowners, provided that at the time of the grant the director has served on the Board of Directors for at least one year. The Board of Directors may also at any time grant non-employee directors (other than the non-executive Chairman of the Board of Directors) such additional options under the Directors Stock Plan as it may determine in its sole discretion. The purchase price of the shares subject to each option granted under the Directors Stock Plan will be 100% of the fair market value of the Common Stock on the date such option is granted. Upon exercise of an option, the option price must be paid in full in cash, shares of Common Stock valued at their fair market value on the date of exercise, or a combination of both.

     Options granted under the Directors Stock Plan may not be exercised prior to one year nor after ten years from the date of grant and become exercisable in three approximately equal installments on the first, second and third anniversaries of the date of grant. If an optionee who holds an outstanding stock option dies, the Directors Stock Plan permits the exercise of such option within three years of the date of death, or until the expiration date specified in the option, if earlier, even if it were not exercisable at such date. If an optionee who holds an outstanding stock option retires from the Board of Directors after reaching age 70 or having served at least five years as a director, all options then held will be exercisable even if they were not exercisable at such retirement date, provided that such options expire at the earlier of five years from the date of retirement or the expiration date specified in the options. If an optionee ceases to be a director by reason of disability or resignation from the Board of Directors for reasons of the antitrust laws, compliance with the Corporation's conflict of interest policies or other circumstances that the Compensation Committee may determine as serving the Corporation's best interests, all options then held by such optionee may be exercised from and after such termination date for a period of one year or until the expiration date specified in the option, if earlier, even if they were not exercisable at such termination date, unless the Compensation Committee determines otherwise. If an optionee ceases to be a director while holding unexercised options for any other reason, such options will then be cancelled.

     RESTRICTED SHARES. Under the Directors Stock Plan, directors (other than the non-executive Chairman of the Board of Directors) will receive 50% of their annual retainer for board service in the form of restricted shares of Common Stock and may elect to receive all or any portion of the cash component of their annual retainer for board service in the form of restricted shares of Common Stock. The Board of Directors may also at any time grant non-employee directors (other than the non-executive Chairman of the Board of Directors) such additional restricted shares under the Directors Stock Plan as it may determine in its sole discretion. Restricted shares will be held by the Corporation until ten days after the recipient retires from the Board of Directors after reaching age 70 and having served at least three years as a director or ceases to be a director by reason of the antitrust laws, compliance with the Corporation's conflict of interest policies, death, disability or other circumstances the Board of Directors determines not to be adverse to the best interests of the Corporation. Restricted shares will have all the attributes of outstanding shares, including the right to vote and to receive dividends thereon.

     ADMINISTRATION AND AMENDMENT. The Compensation Committee will administer the Directors Stock Plan. The Board of Directors may amend the Directors Stock Plan in any respect, provided that no amendment may be made without shareowner approval that would materially increase the maximum number of shares of Common Stock available for delivery under the Directors Stock Plan (other than adjustments to reflect changes in or affecting shares of Common Stock).

     The Board of Directors also has authority to terminate the Directors Stock Plan at any time.

     CHANGE OF CONTROL. In order to maintain the rights of participants in the Directors Stock Plan in the event of a change of control of the Corporation, the Directors Stock Plan provides that upon the occurrence of such a change, all outstanding stock options shall become fully exercisable whether or not then exercisable and the restrictions on all restricted shares shall lapse. See "Proposal to Approve the 2001 Long-Term Incentives Plan--Change of Control".

     TAX MATTERS. The material United States federal income tax consequences of the issuance or transfer of restricted shares awarded in lieu of cash retainers are that the value thereof is not taxable to the recipient, and the Corporation will not be entitled to its deduction, until the restriction lapses (at the value of the shares on the date the restriction lapses).

     The material federal income tax consequences of the grant of options under the Directors Stock Plan are that upon the exercise of an option, the optionee realizes ordinary income, and the Corporation is entitled to a deduction, equal to the excess of the fair market value of the shares acquired at the time of exercise over the option exercise price.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL, WHICH IS PRESENTED AS ITEM (D).

             PROPOSAL TO APPROVE THE ANNUAL INCENTIVE COMPENSATION
                       PLAN FOR SENIOR EXECUTIVE OFFICERS

     A proposal will be presented at the meeting to approve the Corporation's Annual Incentive Compensation Plan for Senior Executive Officers (the "Senior Executive ICP") which has been adopted by the Board of Directors and approved by Rockwell as the Corporation's sole shareowner prior to the Distribution. The Senior Executive ICP became effective as of the date of the Distribution, and, if approved by the shareowners of the Corporation at the 2002 Annual Meeting of Shareowners, will continue in full force and effect as provided in the Senior Executive ICP. If not approved by the shareowners at the meeting, no award may be paid under the Senior Executive ICP after the date of the meeting. The complete text of the Senior Executive ICP is set forth in Exhibit D to this Proxy Statement and shareowners are urged to review it together with the following information, which is qualified in its entirety by reference to Exhibit D.

     The purpose of the Senior Executive ICP is to preserve for the Corporation the current federal income tax deductibility of annual base salary and incentive compensation earned by the five officers of the Corporation whose compensation might not be deductible as a result of certain provisions of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code provides that a publicly owned corporation may not deduct compensation in excess of $1 million per year paid to a corporation's chief executive officer and its four other most highly paid executive officers subject to certain exceptions. One exception is for performance based compensation paid pursuant to a shareowner-approved plan that satisfies certain conditions of Section 162(m), such as the Senior Executive ICP.

     ELIGIBILITY. The Corporation's Chief Executive Officer and four other executive officers designated each year by the Compensation Committee will be eligible to participate in the Senior Executive ICP.

     DETERMINATION OF AWARDS. Awards under the Senior Executive ICP will be allocated each year out of a "covered employees performance fund", which shall be equal to 1.5% of the Corporation's net income before income taxes for that year, but which may be adjusted by the Compensation Committee to omit the effects of extraordinary items, gains or losses on the disposal of business segments, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Subject to the Compensation Committee's right to reduce any participant's allocation award as described below, the amount set aside under the Senior Executive ICP will be allocated to each participant as follows: 35% of the fund to the Chief Executive Officer, 20% of the fund to the Chief Operating Officer and 15% of the fund to each of the other three participants, provided that if there is more than one Chief Operating Officer, the amounts allocable to each of the other participants (other than the Chief Executive Officer) will be reduced ratably. Awards allocated to a participant will be paid to the participant in cash in a lump sum or in installments as determined by the Compensation Committee.

     The Compensation Committee may reduce, but not increase, a participant's award under the Senior Executive ICP based on such factors as the Compensation Committee may deem relevant.

     ADMINISTRATION. The Compensation Committee administers the Senior Executive ICP and has the power to interpret the plan. The amount of the "covered employees performance fund" in any year is to be determined by the Corporation's independent certified public accountants.

     AMENDMENT AND TERMINATION. The Compensation Committee may discontinue or terminate the Senior Executive ICP in whole or in part at any time and may amend the Senior Executive ICP in any respect at any time, subject to certain restrictions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL, WHICH IS PRESENTED AS ITEM (E).

                                 VOTE REQUIRED

     The two nominees for election as directors to serve until the 2005 Annual Meeting of Shareowners who receive the greatest number of votes cast for the election of directors at the meeting by the holders of Common Stock entitled to vote at the meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes. An affirmative vote of the holders of a majority of the voting power of the Common Stock present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, is necessary to approve the actions proposed in each of items (b) through (e) of the accompanying Notice of 2002 Annual Meeting of Shareowners. The presence, in person or by proxy, of the holders of at least a majority of the shares of the Common Stock issued and outstanding on the record date set for the meeting is necessary to have a quorum for the annual meeting.

     Under Delaware law and the Corporation's Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all shareowners present in person or represented by proxy at the meeting, whether those shareowners vote "for", "against" or abstain from voting (including broker non-votes), will be counted for purposes of determining the minimum number of affirmative votes required for approval of items (b) through
(e) and the total number of votes cast "for" those matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. The shares of a shareowner who abstains from voting on a matter or whose shares are not voted by reason of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareowner is present in person or represented by proxy. An abstention from voting or a broker non-vote on a matter by a shareowner present in person or represented by proxy at the meeting has no effect in the election of directors (assuming a quorum is present) and has the same legal effect as a vote "against" any other matter even though the shareowner or interested parties analyzing the results of the voting may interpret such a vote differently.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may be presented at the meeting. The Corporation's By-Laws required notice by November 15, 2001 for any matter to be brought before the meeting by a shareowner. In the event of a vote on any matters other than those referred to in items (a) through
(e) of the accompanying Notice of 2002 Annual Meeting of Shareowners, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies. The Corporation contemplates sending to all shareowners after the meeting a report of the action taken at the meeting.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Corporation's review of the copies of such forms it has received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for fiscal year 2001, the Corporation believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 2001.

                                 ANNUAL REPORTS

     The Corporation's Annual Report to Shareowners, including financial statements for the fiscal year ended September 30, 2001, is being mailed to shareowners together with this Proxy Statement.

     THE CORPORATION WILL PROVIDE TO SHAREOWNERS, WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001, AS

FILED WITH THE SEC (WITHOUT EXHIBITS). EXHIBITS TO THE FORM 10-K WILL BE FURNISHED UPON WRITTEN REQUEST AND PAYMENT OF A FEE OF TEN CENTS PER PAGE COVERING THE CORPORATION'S COSTS. WRITTEN REQUESTS SHOULD BE DIRECTED TO THE CORPORATION AT 400 COLLINS ROAD NE, CEDAR RAPIDS, IOWA 52498, ATTENTION:
INVESTOR RELATIONS.

     The Corporation's 2001 Annual Report to Shareowners, the Form 10-K and this Proxy Statement are also available on Rockwell Collins' Investor Relations Website.

                SHAREOWNER PROPOSALS FOR ANNUAL MEETING IN 2003

     To be eligible for inclusion in the Corporation's proxy statement, shareowner proposals for the 2003 Annual Meeting of Shareowners must be received on or before August 23, 2002 at the Office of the Secretary at the Corporation's corporate headquarters, 400 Collins Road NE, Cedar Rapids, Iowa 52498. In addition, the Corporation's By-Laws require a shareowner desiring to propose any matter for consideration of the shareowners at the 2003 Annual Meeting of Shareowners to notify the Corporation's Secretary in writing at the address listed in the preceding sentence on or after October 16, 2002 and on or before November 15, 2002. If the number of directors to be elected to the Board at the 2003 Annual Meeting of Shareowners is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the increased size of the Board on or before November 5, 2002, a shareowner proposal with respect to nominees for any new position created by such increase will be considered timely if received by the Corporation's Secretary not later than the tenth day following such public announcement by the Corporation.

                            EXPENSES OF SOLICITATION

     The cost of the solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally, or by telephone, facsimile or e-mail, by a few regular employees of the Corporation without additional compensation. The Corporation has engaged Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a base fee of $10,000, plus expenses. In addition, the Corporation will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

                                                               December 19, 2001

                                                                       EXHIBIT A

                             ROCKWELL COLLINS, INC.

                            AUDIT COMMITTEE CHARTER

     The Audit Committee has been constituted by the Board to assist the Board in overseeing (1) the integrity of the financial statements of the Corporation,
(2) the compliance by the Corporation with legal and regulatory requirements and
(3) the independence and performance of the Corporation's internal and external auditors.

     The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall make regular reports to the Board.

     The Audit Committee shall:

       1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

       2. Review the annual audited financial statements with management and the independent auditors, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements.

       3. Recommend to the Board the annual audited financial statements be included in the Corporation's Annual Report on Form 10-K.

       4. Review with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements.

       5. Review by the Chairman of the Committee (or another member of the Committee designated by the Chairman) with management and the independent auditors prior to issuance of the quarterly earnings news release.

       6. Meet periodically to review with management and the independent auditors their views on the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

       7. Review major changes to the Corporation's auditing and accounting principles and practices.

       8. Evaluate the performance of the independent auditors and recommend to the Board of Directors the appointment of the independent auditors, which firm is ultimately accountable to the Audit Committee and Board.

       9. Approve the fees to be paid to the independent auditors.

      10. Receive periodic reports from the independent auditors regarding the auditors' independence, discuss such reports with the auditors, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors.

      11. Meet with the independent auditors to review and approve the scope of the audit.

      12. Obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

      13. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

      14. Review with the independent auditors any significant problems or difficulties the auditors may have encountered and any management letter provided by the auditors and the Corporation's response to that letter. Such review should include any significant difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

      15. Review the appointment of and periodically review the performance of the General Auditor.

      16. Review with the Corporation's General Auditor:

          (a) the internal audit department responsibilities, budget and staffing;

          (b) the scope of the annual internal audit plan;

          (c) any comments the General Auditor may have on major issues related to the internal audit activities or restrictions, if any, imposed on them; and

          (d) any significant findings of internal audits and management's responses.

      17. Submit the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual meeting proxy statement.

      18. Monitor compliance by the employees of the Corporation and its subsidiary and controlled affiliated entities with the Corporation's standards of business conduct policies.

      19. Review with the Corporation's General Counsel legal matters that may have a material effect on the financial statements, the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

      20. Meet regularly with the Corporation's senior executive officers, the Corporation's General Auditor and the independent auditors in separate executive sessions.

      21. Review any other matter brought to its attention within the scope of its duties.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those duties are the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Corporation's standards of business conduct policies.

                                                                       EXHIBIT B

                             ROCKWELL COLLINS, INC.

                         2001 LONG-TERM INCENTIVES PLAN

SECTION 1:  PURPOSE

     The purpose of the Plan is to promote the interests of the Corporation (as defined in Section 2) and its shareowners by providing incentive compensation opportunities to assist in (i) attracting, motivating and retaining Employees (as defined in Section 2) and (ii) aligning the interests of Employees participating in the Plan with the interests of the Corporation's shareowners.

SECTION 2:  DEFINITIONS

     As used in the Plan, the following terms shall have the respective meanings specified below.

     a. "AWARD" means an award granted pursuant to Section 4.

     b. "AWARD AGREEMENT" means a document described in Section 6 setting forth the terms and conditions applicable to an Award granted to a Participant.

     c. "BOARD OF DIRECTORS" means the Board of Directors of the Corporation, as it may be comprised from time to time.

     d. "CHANGE OF CONTROL" means any of the following:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Corporation (the "Outstanding Collins Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Collins Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Corporation, (x) any acquisition by the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation, Rockwell International Corporation ("Rockwell") or any corporation controlled by the Corporation or Rockwell or (z) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(d); or

          (ii) Individuals who, as of the date of the pro rata distribution of all the outstanding Stock by Rockwell to its shareowners (the "Collins Distribution Date"), constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; PROVIDED, HOWEVER, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Corporation's shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

          (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a "Corporate Transaction"), in each case, unless, following such Corporate Transaction,
     (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Collins Common Stock and Outstanding Collins Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Collins Common Stock and Outstanding Collins Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation, of Rockwell or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

          (iv) Approval by the Corporation's shareowners of a complete liquidation or dissolution of the Corporation.

     e. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     f. "COMMITTEE" means the Compensation and Management Development Committee of the Board of Directors, as it may be comprised from time to time.

     g. "CORPORATION" means Rockwell Collins, Inc. and any successor thereto.

     h. "COVERED EMPLOYEE" means a covered employee within the meaning of Code
Section 162(m)(3).

     i. "DIVIDEND EQUIVALENT" means an amount equal to the amount of cash dividends payable with respect to a share of Stock after the date specified in an Award Agreement with respect to an Award settled in Stock or an Award of Restricted Stock.

     j. "EMPLOYEE" means an individual who is an employee or a leased employee of, or a consultant to, the Corporation or a Subsidiary, but excludes members of the Board of Directors, other than the non-executive Chairman of the Board of Directors (who shall be deemed an Employee), who are not also employees of the Corporation or a Subsidiary.

     k. "EXCHANGE ACT" means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

     l. "EXECUTIVE OFFICER" means an Employee who is an executive officer of the Corporation as defined in Rule 3b-7 under the Exchange Act as it may be amended from time to time.

     m. "FAIR MARKET VALUE" means the closing sale price of the Stock as reported in the New York Stock Exchange--Composite Transactions (or if the Stock is not then traded on the New York Stock Exchange, the closing sale price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on the relevant date) on the date of a determination (or on the next preceding day the Stock was traded if it was not traded on the date of a determination).

     n. "INCENTIVE STOCK OPTION" means an Option (or an option to purchase Stock granted pursuant to any other plan of the Corporation or a Subsidiary) intended to comply with Code Section 422.

     o. "NON-QUALIFIED STOCK OPTION" means an Option that is not an Incentive Stock Option.

     p. "OPTION" means an option to purchase Stock granted pursuant to Section 4(a).

     q. "PARTICIPANT" means any Employee who has been granted an Award.

     r. "PERFORMANCE GOAL" means the level of performance, whether absolute or relative to a peer group or index, established by the Committee as the performance goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

     s. "PERFORMANCE FORMULA" means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an

Award has been earned based on the level of performance attained with respect to one or more Performance Goals. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

     t. "PERFORMANCE MEASURE" means one or more of the following selected by the Committee to measure the performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or both for a Performance
Period: basic or diluted earnings per share; revenue; sales; operating income; earnings before or after interest, taxes, depreciation or amortization; return on capital; return on invested capital; return on equity; return on assets; return on net assets; cash flow; operating cash flow; free cash flow (operating cash flow plus proceeds from property dispositions less capital expenditures); working capital; stock price and total shareowner return. Each such measure, to the extent applicable, shall be determined in accordance with generally accepted accounting principles as consistently applied by the Corporation and, if so determined by the Committee at the time the Award is granted and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

     u. "PERFORMANCE PERIOD" means one or more periods of time (of not less than one fiscal year of the Corporation), as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's rights in respect of an Award.

     v. "PLAN" means this 2001 Long-Term Incentives Plan as adopted by the Corporation and in effect from time to time.

     w. "SAR" means a stock appreciation right granted pursuant to Section 4(b).

     x. "STOCK" means shares of Common Stock, par value $.01 per share, of the Corporation or any security of the Corporation issued in substitution, exchange or lieu thereof.

     y. "SUBSIDIARY" means (i) any corporation or other entity in which the Corporation, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity and (ii) any corporation or other entity in which the Corporation has a significant equity interest and which the Committee has determined to be considered a Subsidiary for purposes of the Plan.

SECTION 3:  ELIGIBILITY

     The Committee may grant one or more Awards to any Employee designated by it to receive an Award.

SECTION 4:  AWARDS

     The Committee may grant any one or more of the following types of Awards, and any such Award may be granted by itself, together with another Award that is linked and alternative to the Award with which it is granted or together with another Award that is independent of the Award with which it is granted:

     a. OPTIONS. An Option is an option to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

          (i) The exercise price of an Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted, and no Option may be exercisable more than 10 years after the date the Option is granted.

          (ii) The exercise price of an Option shall be paid in cash or, at the discretion of the Committee, in Stock or in a combination of cash and Stock. Any Stock accepted in payment of the exercise price of an Option shall be valued at its Fair Market Value on the date of exercise.

          (iii) No fractional shares of Stock will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Option as it deems desirable.

          (iv) Incentive Stock Options shall be subject to the following additional provisions:

             A. No grant of Incentive Stock Options to any one Employee shall cover a number of shares of Stock whose aggregate Fair Market Value (determined on the date the Option is granted), together with the aggregate Fair Market Value (determined on the respective date of grant of any Incentive Stock Option) of the shares of Stock covered by any Incentive Stock Options which have been previously granted under the Plan or any other plan of the Corporation or any Subsidiary and which are exercisable for the first time during the same calendar year, exceeds $100,000 (or such other amount as may be fixed as the maximum amount permitted by Code Section 422(d)).

             B. No Incentive Stock Option may be granted under the Plan after June 1, 2011.

             C. No Incentive Stock Option may be granted to an Employee who on the date of grant is not an employee of the Corporation or a corporation that is a subsidiary of the Corporation within the meaning of Code
        Section 424(f).

     b. STOCK APPRECIATION RIGHTS (SARS). A SAR is the right to receive a payment measured by the increase in the Fair Market Value of a specified number of shares of Stock from the date of grant of the SAR to the date on which the Participant exercises the SAR. SARs may be (i) freestanding SARs or (ii) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant's election instead of all or any part of the related Option. The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Stock valued at Fair Market Value on the date of exercise or partly in cash and partly in Stock, as the Committee may determine.

     c. RESTRICTED STOCK. Restricted Stock is Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions shall lapse at such time or times, or upon the occurrence of such event or events, including but not limited to the achievement of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or that Participant over a specified period of time as the Committee may determine. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall be accumulated, with or without interest, or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Corporation's sole discretion, shall be held in book entry form subject to the Corporation's instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Corporation until the restrictions on those shares of Restricted Stock lapse.

     d. PERFORMANCE UNITS. A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Performance Units are granted over a specified period of time. The maximum amount of compensation that may be paid to any one Participant with respect to Performance Units for any one Performance Period shall be $5 million. The payout of Performance Units may be in cash, in Stock, valued at Fair Market Value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date), or partly in cash and partly in Stock, as the Committee may determine.

     e. STOCK PURCHASE AWARDS. A Stock Purchase Award is the right to purchase, with a loan from the Corporation, a specific number of shares of Stock at their Fair Market Value on the date of such purchase, subject to such terms and conditions as the Committee may determine consistent with the Plan. Each such loan shall be evidenced by the Participant's promissory note, which shall (i) be payable to the Corporation as determined by the Committee, (ii) be secured by a pledge of the Stock purchased with the loan, (iii) be recourse with respect to the Participant and (iv) bear interest at a rate, established by the Committee, not less than required to avoid the imputation of income under the Code. The Committee may forgive all or part of such loan on such terms as the Committee may determine, including but not limited to the achievement of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant over a specified period of time.

     f. PERFORMANCE COMPENSATION AWARDS.

          (i) The Committee may, at the time of grant of an Award (other than an Option or SAR) designate such Award as a Performance Compensation Award in order that such Award constitute qualified performance-based compensation under Code Section 162(m); PROVIDED, HOWEVER, that no Performance Compensation Award may be granted to an Employee who on the date of grant is a leased employee of, or a consultant to, the Corporation or a Subsidiary. With respect to each such Performance Compensation Award, the Committee shall (on or before the 90th day of the applicable Performance Period or such other period as may be required by Code Section 162 (m)), establish, in writing, a Performance Period, Performance Measure(s), Performance Goal(s) and Performance Formula(s). Once established for a Performance Period, such items shall not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

          (ii) A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for that Award are achieved and the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant's Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and determine whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, determine the amount of the Performance Compensation Award earned by the Participant for such Performance Period based upon such Participant's Performance Formula. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be determined in accordance with Sections 4(d) and 5(b), as applicable.

     g. DEFERRALS. The Committee may require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts or the payment or crediting of Dividend Equivalents on deferred settlements in shares of Stock. Notwithstanding the foregoing, no deferral will be permitted if it will result in the Plan becoming an "employee pension benefit plan" under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

SECTION 5:  STOCK AVAILABLE UNDER PLAN

     a. Subject to the adjustment provisions of Section 9, the number of shares of Stock which may be delivered upon exercise of Options or upon grant or in payment of other Awards under the Plan shall not exceed 14 million, and the number of those shares which may be delivered upon grant or in payment of all Awards other than Options and SARs shall not exceed 12 million. In addition, (i) no more than 1 million shares of Stock shall be granted in the form of Restricted Stock; (ii) Stock Purchase Awards shall be granted with respect to no more than 5 million shares of Stock; and (iii) SARs shall be granted with respect to no more than 100,000 shares of Stock. For purposes of applying the limitations provided in this Section 5(a), all shares of Stock with respect to the unexercised, undistributed or unearned portion of any terminated or forfeited Award shall be available for further Awards.

     b. Subject to the adjustment provisions of Section 9, no single Participant shall receive, in any fiscal year of the Corporation, Awards in the form of (i) Options with respect to more than that number of shares of Stock determined by subtracting from 2,500,000 the number of shares of Stock with respect to which

Options or options to purchase Stock under any other plan or program of the Corporation or a Subsidiary have been granted to such Participant during the immediately preceding four fiscal years of the Corporation; (ii) Restricted Stock for more than that number of shares of Stock determined by subtracting from 250,000 the number of shares of Stock granted as Restricted Stock or as restricted stock under any other plan or program of the Corporation or a Subsidiary to such Participant during the immediately preceding four fiscal years of the Corporation; and (iii) a Stock Purchase Award with respect to more than that number of shares of Stock determined by subtracting from 1,000,000 the number of shares of Stock with respect to which Stock Purchase Awards have been granted to such Participant during the immediately preceding four fiscal years of the Corporation.

     c. The Stock that may be delivered on grant, exercise or settlement of an Award under the Plan may be reacquired shares held in treasury or authorized but unissued shares.

SECTION 6:  AWARD AGREEMENTS

     Each Award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, including but not limited to provisions for (i) the time at which the Award becomes exercisable or otherwise vests; (ii) the treatment of the Award in the event of the termination of a Participant's status as an Employee; and (iii) any special provisions applicable in the event of an occurrence of a Change in Control, as determined by the Committee consistent with the provisions of the Plan.

SECTION 7:  AMENDMENT AND TERMINATION

     The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part; PROVIDED, HOWEVER, that no such action shall be effective without the approval of the shareowners of the Corporation to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and PROVIDED, FURTHER, that subject to
Section 9, no such action shall impair the rights of any holder of an Award without the holder's consent. The Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; PROVIDED, HOWEVER, that subject to Section 9, no such alteration or amendment shall impair the rights of any holder of an Award without the holder's consent. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 9) amend the Plan or any Award Agreement to increase the number of shares of Stock available for Awards as set forth in Section 5 or to reprice any Option or SAR whose exercise price is above the then Fair Market Value of the Stock subject to the Award, whether by decreasing the exercise price, canceling the Award and granting a substitute Award, or otherwise.

SECTION 8:  ADMINISTRATION

     a. The Plan and all Awards shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors from among its members who are not eligible for Awards under the Plan.

     b. Any member of the Committee who, at the time of any proposed grant of one or more Awards, is not both an "outside director" as defined for purposes of Code Section 162(m) and a "Non-Employee Director" as defined in Rule 16b-3(b)(3)(i) under the Exchange Act (or any successor provision) shall abstain from and take no part in the Committee's action on the proposed grant.

     c. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and
(v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     d. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

     e. The Corporation shall pay all reasonable expenses of administering the Plan, including but not limited to the payment of professional fees.

     f. It is the intent of the Corporation that the Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy, (i) in the case of Participants who are or may be Executive Officers, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act; and (ii) in the case of Performance Compensation Awards to Covered Employees, the applicable requirements of Code Section 162(m). If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 8(f), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as to Executive Officers or Covered Employees, as applicable.

     g. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

     h. The Committee may delegate, and revoke the delegation of, all or any portion of its authority and powers under the Plan to the Chief Executive Officer of the Corporation, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards to the extent inconsistent with the intent expressed in Section 8(f) or to the extent prohibited by applicable law.

SECTION 9:  ADJUSTMENT PROVISIONS

     a. In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Corporation is a surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make or take such amendments to the Plan and outstanding Awards and Award Agreements and such adjustments and actions thereunder as it deems appropriate, in its sole discretion, under the circumstances. Such amendments, adjustments and actions may include, but are not limited to, changes in the number of shares of Stock then remaining subject to the Plan, and the maximum number of shares that may be granted or delivered to any single Participant pursuant to the Plan, including those that are then covered by outstanding Awards, or accelerating the vesting of outstanding Awards.

     b. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareowners of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

SECTION 10:  MISCELLANEOUS

     a. NONASSIGNABILITY. Except as otherwise provided by the Committee, no Award shall be assignable or transferable except by will or by the laws of descent and distribution.

     b. OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Corporation or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     c. PAYMENTS TO OTHER PERSONS. If payments are legally required to be made to any person other than the person to whom any amount is made available under the Plan, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

     d. UNFUNDED PLAN. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Corporation or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under generally applicable law.

     e. LIMITS OF LIABILITY. Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Corporation or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

     f. RIGHTS OF EMPLOYEES. Status as an eligible Employee shall not be construed as a commitment that any Award shall be made under the Plan to such eligible Employee or to eligible Employees generally. Nothing contained in the Plan or in any Award Agreement shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause. A transfer of an Employee from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another, and a leave of absence, duly authorized by the Corporation, shall not be deemed a termination of employment or other service.

     g. RIGHTS AS A SHAREOWNER. A Participant shall have no rights as a shareowner with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

     h. WITHHOLDING. Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be delivered to the Corporation or deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be paid or deducted in satisfaction of the withholding requirement shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made. The Corporation shall have no obligation to deliver any Stock pursuant to the grant or settlement of any Award until it has been reimbursed for all required withholding taxes.

     i. SECTION HEADINGS. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

     j. CONSTRUCTION. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise. Any reference to a statutory provision or a rule under a statute shall be deemed a reference to that provision or any successor provision unless the context clearly indicates otherwise.

     k. INVALIDITY. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

     l. APPLICABLE LAW. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

     m. COMPLIANCE WITH LAWS. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Corporation shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as the Corporation may deem necessary or advisable to assure compliance with any such law or regulation.

     n. SUPPLEMENTARY PLANS. The Committee may authorize Supplementary Plans applicable to Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Non-Qualified Stock Options, SARs or Restricted Stock to such Employees on terms and conditions, consistent with the Plan, determined by the Committee which may differ from the terms and conditions of other Awards in those forms pursuant to the Plan for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws. Notwithstanding any other provision hereof, Options granted under any Supplementary Plan shall include provisions that conform with Sections 4(a)(i), (ii) and (iii); SARs granted under any Supplementary Plan shall include provisions that conform with Section 4(b); and Restricted Stock granted under any Supplementary Plan shall include provisions that conform with Section 4(c).

     o. EFFECTIVE DATE AND TERM. The Plan was adopted by the Board of Directors and shall be submitted to the sole shareowner of the Corporation, and if approved, shall be effective as of the Collins Distribution Date. The Plan also shall be submitted to the shareowners of the Corporation for approval at the first Annual Meeting of Shareowners to be held in 2002, and no Award may be granted, no Performance Unit may be paid and no Stock Purchase Award may be made under the Plan after the date of that meeting unless such shareowner approval is obtained. If such shareowner approval is not obtained, the rights of any holder of an outstanding Award shall continue in force and effect after termination of the Plan, except as they may lapse or be terminated pursuant to the terms of the Plan or by their own terms and conditions. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements; PROVIDED, HOWEVER, that Awards under the Plan may be granted only within ten (10) years from the effective date of the Plan.

                                                                       EXHIBIT C

                             ROCKWELL COLLINS, INC.

                              DIRECTORS STOCK PLAN

1.  PURPOSE OF THE PLAN.

     The purpose of the Directors Stock Plan (the Plan) is to link the compensation of non-employee directors of Rockwell Collins, Inc. (Collins) directly with the interests of the Collins shareowners.

2.  PARTICIPANTS.

     Participants in the Plan shall consist of directors, other than the non-executive Chairman of the Board, of Collins who are not employees of Collins or any of its subsidiaries (Non-Employee Directors). The term "subsidiary" as used in the Plan means a corporation more than 50% of the voting stock of which, or an unincorporated business entity more than 50% of the equity interest in which, shall at the time be owned directly or indirectly by Collins.

3.  SHARES RESERVED UNDER THE PLAN.

     Subject to the provisions of Section 8 of the Plan, there shall be reserved for delivery under the Plan 325,000 shares of Common Stock, par value $.01 per share, of Collins (Shares). Shares to be delivered under the Plan may be authorized and unissued Shares, Shares held in treasury or any combination thereof.

4.  ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Compensation and Management Development Committee (the Committee) of the Board of Directors of Collins (the Board), subject to the right of the Board, in its sole discretion, to exercise or authorize another committee or person to exercise some or all of the responsibilities, powers and authority vested in the Committee under the Plan. The Committee (or the Board or any other committee or person authorized by the Board) shall have authority to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons.

5.  EFFECTIVE DATE OF THE PLAN.

     The Plan has been approved by the Board and shall be submitted to the sole shareowner of Collins, and, if approved, shall become effective on the date on which Rockwell lnternational Corporation (Rockwell) completes the pro rata distribution of all the outstanding Shares to Rockwell's shareowners (the Distribution). The Plan shall also be submitted to the shareowners of Collins for approval at the Annual Meeting of Shareowners to be held in 2002, and, if approved by the shareowners, shall continue in full force and effect as provided herein.

6.  STOCK OPTIONS.

     (a) GRANT OF OPTIONS.

          (i) INITIAL GRANTS AND GRANTS UPON ELECTION OR APPOINTMENT TO THE BOARD. Effective concurrently with the first grant of options under the Collins 2001 Long-Term Incentives Plan (the Initial Grant Date), each Non-Employee Director at such time shall be granted an option to purchase 10,000 Shares. Any individual who is elected or appointed for the first time as a Non-Employee Director of Collins after the Initial Grant Date, other than an individual who has served as the non-executive Chairman of the Board, shall be granted an option to purchase 10,000 Shares at the meeting of the Board at which, or immediately following the Annual Meeting of Shareowners at which, the Non-Employee Director is first elected a director of Collins.

          (ii) ANNUAL GRANTS. Immediately following the Annual Meeting of Shareowners held in the year 2003 and each Annual Meeting of Shareowners thereafter, each Non-Employee Director who has served as a director for at least one year and is elected a director at, or who was previously elected and continues as a director after, that Annual Meeting shall be granted an option to purchase 5,000 Shares.

          (iii) DISCRETIONARY GRANTS. At such times as the Board may determine, the Board may grant to each Non-Employee Director, or to one or more designated Non-Employee Directors, options to purchase such additional number of Shares as the Board in its sole discretion shall determine.

     (b) EXERCISE PRICE.

     The exercise price per share for each option granted under Section 6(a) shall be one hundred percent (100%) of the closing price per share (the Fair Market Value) of the Shares on the date of grant as reported on the New York Stock Exchange-Composite Transactions (or on the next preceding day that Shares were traded if they were not traded on the date of grant).

     (c) EXERCISE AND TERMINATION.

     The purchase price of the Shares with respect to which an option or portion thereof is exercised shall be payable in full in cash, Shares valued at their Fair Market Value on the date of exercise, or a combination thereof. Each option may be exercised in whole or in part at any time after it becomes exercisable; and each option shall become exercisable in three approximately equal installments on each of the first, second and third anniversaries of the date the option is granted. No option shall be exercisable prior to one year nor after ten years from the date of the grant thereof; PROVIDED, HOWEVER, that if the holder of an option dies, the option may be exercised from and after the date of the optionee's death for a period of three years (or until the expiration date specified in the option, if earlier) even if it was not exercisable at the date of death. Moreover, if an optionee retires after attaining age 70 or before age 70 with at least five years service as a director, all options then held by such optionee shall be exercisable even if they were not exercisable at such retirement date; PROVIDED, HOWEVER, that each such option shall expire at the earlier of five years from the date of the optionee's retirement or the expiration date specified in the option. If an optionee ceases to be a director by reason of disability or resignation from the Board for reasons of the antitrust laws, compliance with Collins' conflict of interest policies or other circumstances that the Committee may determine as serving the best interests of Collins, all options then held by such optionee may be exercised from and after such termination date for a period of one year (or until the expiration date specified in the option, if earlier), even if they were not exercisable at such termination date, unless otherwise determined by the Committee. If an optionee ceases to be a director while holding unexercised options for any reason not specified above, such options are then void. If a Change of Control as defined in Article III, Section 13(I)(1) of Collins' By-laws shall occur, then all options then outstanding pursuant to the Plan shall forthwith become fully exercisable whether or not otherwise then exercisable.

     (d) NONASSIGNABILITY.

     Options granted under the Plan are not transferable other than (i) by will or by the laws of descent and distribution; or (ii) by gift to the grantee's spouse or natural, adopted or step-children or grandchildren (Immediate Family Members) or to a trust for the benefit of one or more of the grantee's Immediate Family Members or to a family charitable trust established by the grantee or a member of the grantee's family.

7.  RESTRICTED SHARES IN LIEU OF CASH COMPENSATION.

     (a) MINIMUM AWARD.

          (i) In accordance with the further provisions of Sections 7(a)(ii),
     (iii) and (iv), each person who is a Non-Employee Director shall receive fifty percent (50%) of his or her annual retainer fee for service on the Board (or the applicable pro rata portion thereof) by delivery of a whole number of restricted Shares (Restricted Shares) determined by dividing the portion of the retainer fee to be paid in Restricted Shares by the closing price of the Shares as reported on the New York Stock Exchange-Composite Transactions on the date when payment is made (or on the next preceding day that Shares were traded if they were not traded on such date) and rounding up to the next higher whole number.

          (ii) Each person who is a Non-Employee Director immediately following the Distribution shall receive the Restricted Shares to which he or she is entitled pursuant to Section 7(a)(i) on the date when payment of the initial installment of the retainer fee is made.

          (iii) Each other person who is first elected or appointed as a Non-Employee Director after the Distribution but before the first day of Collins' 2002 fiscal year shall receive the Restricted Shares to which he or she is entitled pursuant to Section 7(a)(i) immediately following such election or appointment.

          (iv) On and after the first day of Collins' 2002 fiscal year, each Non-Employee Director shall receive the Restricted Shares to which he or she is entitled pursuant to Section 7.1(a)(i) on the first business day of Collins' 2002 fiscal year and each subsequent fiscal year (or, if later, the first business day during that fiscal year on which such person serves as a Non-Employee Director).

     (b) ELECTIVE AWARDS.

     Each Non-Employee Director may elect each year, not later than December 31 of the year preceding the year as to which an election is to be applicable, to receive all or any part of the cash portion of his or her retainer or other fees to be paid for board, committee or other service in the following calendar year through the issuance or transfer of Restricted Shares, valued at the closing price as reported on the New York Stock Exchange-Composite Transactions on the date when each payment of such retainer amount would otherwise be made in cash.

     (c) DISCRETIONARY GRANTS.

     At such times as the Board may determine, the Board may grant to each Non-Employee Director, or to one or more designated Non-Employee Directors, awards of such additional numbers of Restricted Shares as the Board in its sole discretion may determine.

     (d) TERMS OF RESTRICTED SHARES.

     Upon receipt of Restricted Shares, the recipient shall have the right to vote the Shares and to receive dividends thereon, and the Shares shall have all the attributes of outstanding Shares, except that the Restricted Shares shall be held in book-entry accounts subject to the direction of Collins (or if Collins elects, certificates therefor may be issued in the recipient's name but delivered to and held by Collins) until ten days after (i) the recipient retires from the Board after attaining age 70 and having served at least three years service as a director or (ii) the recipient ceases to be a director by reason of the antitrust laws, compliance with Collins' conflict of interest policies, death, disability or other circumstances the Board determines not to be adverse to the best interests of Collins, when the restrictions on such book-entry accounts shall be released (or any certificates issued shall be delivered to the director), and such Shares shall cease to be Restricted Shares. If a Change of Control as defined in Article III, Section 13(I)(1) of Collins' By-laws shall occur, then the restrictions on all shares granted as Restricted Shares under the Plan at any time before the occurrence of a Change of Control shall forthwith lapse, those Shares shall cease to be Restricted Shares and certificates for those Shares shall be delivered as promptly as practicable to the directors in whose names they are registered.

8.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     If there shall be any change in or affecting Shares on account of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to holders of Shares (other than a cash dividend), there shall be made or taken such amendments to the Plan and such adjustments and actions thereunder as the Board may deem appropriate under the circumstances.

9.  GOVERNMENT AND OTHER REGULATIONS.

     The obligations of Collins to deliver Shares under the Plan or upon exercise of options granted under Section 6 of the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, compliance with the Securities

Act of 1933, as amended, and (ii) the condition that such Shares shall have been duly listed on the New York Stock Exchange.

10.  AMENDMENT AND TERMINATION OF THE PLAN.

     The Plan may be amended by the Board in any respect, provided that, without shareowner approval, no amendment shall materially increase the maximum number of Shares available for delivery under the Plan (other than adjustments pursuant to Section 8 hereof). The Plan may also be terminated at any time by the Board. Termination of the Plan shall not affect the rights of Non-Employee Directors with respect to awards previously granted to them and all unexpired awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

11.  MISCELLANEOUS.

     (a) Nothing contained in the Plan shall be deemed to confer upon any person any right to continue as a director of or to be associated in any other way with Collins.

     (b) To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware.

                                                                       EXHIBIT D

                             ROCKWELL COLLINS, INC.

                     ANNUAL INCENTIVE COMPENSATION PLAN FOR
                           SENIOR EXECUTIVE OFFICERS

1.  PURPOSE

     The purposes of the Annual Incentive Compensation Plan for Senior Executive Officers (the Plan) are to provide a reward and an incentive to the Corporation's Senior Executive Officers who have contributed and in the future are likely to contribute to the success of the Corporation, to enhance the Corporation's ability to attract and retain outstanding persons to serve as its Senior Executive Officers and to preserve for the Corporation the benefit of federal income tax deductions with respect to annual incentive compensation paid to Senior Executive Officers.

2.  DEFINITIONS

     (a) APPLICABLE EARNINGS. For any fiscal year, the net income before provision for income taxes. This measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Corporation and, if so determined by the Committee and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Amounts charged or credited to earnings under the ICP shall not be included in determining Applicable Earnings.

     (b) BOARD OF DIRECTORS.  The Board of Directors of Rockwell Collins.

     (c) CODE.  The Internal Revenue Code of 1986, as amended from time to time.

     (d) COMMITTEE. The Compensation and Management Development Committee designated by the Board of Directors from among its members who are not eligible to receive an award under the Plan.

     (e) CORPORATION.  Rockwell Collins and its consolidated subsidiaries.

     (f) COVERED EMPLOYEES PERFORMANCE FUND. An incentive compensation fund for each fiscal year in which the Plan is applicable from which awards may be made under the Plan, which shall be equal to 1.5% of the Applicable Earnings for that fiscal year.

     (g) ICP. The Corporation's annual Incentive Compensation Plan for executives other than those eligible under this plan.

     (h) ROCKWELL.  Rockwell International Corporation, a Delaware corporation.

     (i) ROCKWELL COLLINS.  Rockwell Collins, Inc., a Delaware corporation.

     (j) SENIOR EXECUTIVE OFFICERS. Rockwell Collins' chief executive officer on the last day of each fiscal year and four other executive officers (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended) which the Committee shall designate on or before the last day of that fiscal year. No member of the Corporation's Board of Directors who is not also an employee of the Corporation shall be eligible to participate in the Plan.

3. DETERMINATION OF APPLICABLE EARNINGS AND COVERED EMPLOYEES PERFORMANCE FUND; ALLOCATION OF POTENTIAL AWARDS

     (a) After the end of each fiscal year, the independent certified public accountants who audit the Corporation's accounts shall compute the Applicable Earnings and the amount of the Covered Employees Performance Fund for that fiscal year. Those computations shall be reported to the Board of Directors and the Committee.

     (b) There shall be allocated from the Covered Employees Performance Fund for each fiscal year potential awards to each of the Senior Executive Officers equal to the following respective percentages of the Covered Employees Performance Fund for that fiscal year:

       Chief Executive Officer-35%
       Each Chief Operating Officer-20%
       Each Other Senior Executive Officer-15%

     If there is more than one Chief Operating Officer, the percentages allocable to each other Senior Executive Officer, excluding the Chief Executive Officer, shall be reduced ratably so that the total amount of the Covered Employees Performance Fund allocated to all Senior Executive Officers shall equal 100%.

4.  AWARDS

     (a) After the computations, reports and allocations prescribed under
Section 3(a) have been made, the Committee shall determine, in its discretion, the amounts, if any, allocated to the Senior Executive Officers pursuant to
Section 3(b) to be awarded from the Covered Employees Performance Fund for that fiscal year; and the form, terms and conditions of awards, including whether and to what extent awards shall be paid in installments.

     (b) Without limiting the generality of Section 4(a) the Committee may, in its sole discretion, reduce the amount of any award made to any Senior Executive Officer from the amount allocated under Section 3(b), taking into account such factors as it deems relevant, including without limitation: (i) the Applicable Earnings; (ii) other significant financial or strategic achievements during the year; (iii) its subjective assessment of each Senior Executive Officer's overall performance for the year; and (iv) information about compensation practices at other peer group companies for the purpose of evaluating competitive compensation levels so that the Committee may determine that the amount of the annual incentive award is within the targeted competitive compensation range of the Corporation's executive compensation program. The Committee shall determine the amount of any reduction in a Senior Executive Officer's award on the basis of the foregoing and other factors it deems relevant and shall not be required to establish any allocation or weighting formula with respect to the factors it considers. In no event shall any Senior Executive Officer's award under the Plan exceed the amount of the Covered Employees Performance Fund allocated to a potential award to that Senior Executive Officer.

     (c) The Committee shall have no obligation to disclose the full amount of the Covered Employees Performance Fund for any fiscal year. Amounts allocated but not actually awarded to a Senior Executive Officer may not be re-allocated to other Senior Executive Officers or utilized for awards in respect of other years.

     (d) The Corporation shall promptly notify each person to whom an award has been made and pay the award in accordance with the determinations of the Committee.

     (e) A cash award may be made with respect to a Senior Executive Officer who has died. Any such award shall be paid to the legal representative or representatives of the estate of such Officer.

     (f) No person who is eligible for an award under the Plan for any fiscal year of the Corporation shall be eligible for an award under any other annual management incentive compensation plan of any of the Corporation's businesses for that fiscal year.

5.  FINALITY OF DETERMINATIONS

     The Committee shall have the power to administer and interpret the Plan. All determinations, interpretations and actions of the Committee and all actions of the Board of Directors under or in connection with the Plan shall be final, conclusive and binding upon all concerned. Any member of the Committee who, at the time of any proposed award or at the time an award is made, is not an "outside director" as defined for purposes of Code Section 162(m) shall abstain from, and take no part in, the Committee's action on the award.

6.  AMENDMENT OF THE PLAN

     The Board of Directors and the Committee shall each have the power, in its sole discretion, to amend, suspend or terminate the Plan at any time, except that:

          (a) No such action shall adversely affect rights under an award already made, without the consent of the person affected; and

          (b) Without approval of the shareowners of Rockwell Collins, neither the Board of Directors nor the Committee shall (1) so modify the method of determining the Covered Employees Performance Fund as to increase materially the maximum amount that may be allocated to it or (2) after the first 90 days of any fiscal year, amend the plan in a manner that would, directly or indirectly: (i) change the method of calculating the amount allocated to the Covered Employees Performance Fund for that year; (ii) increase the maximum award payable to any Senior Executive Officer for that year; or (iii) remove the amendment restriction set forth in this sentence with respect to that year.

7.  MISCELLANEOUS

     (a) The Corporation shall bear all expenses and costs in connection with the operation of the Plan.

     (b) The Corporation, the Board of Directors, the Committee and the officers of the Corporation shall be fully protected in relying in good faith on the computations and reports made pursuant to or in connection with the Plan by the independent certified public accountants who audit the Corporation's accounts.

8.  EFFECTIVE DATE

     The Plan has been approved by the Board of Directors and shall be submitted to the sole shareowner of Rockwell Collins, and, if approved, shall become effective on the date on which Rockwell completes the pro rata distribution of all the outstanding shares of Rockwell Collins common stock to Rockwell's shareowners. The Plan shall also be submitted to the shareowners of Rockwell Collins for approval at the first annual meeting of shareowners to be held in 2002, and, (i) if approved by the shareowners shall continue in full force and effect as provided herein, or (ii) if not approved by the shareowners, no award may be paid under the Plan after the date of that meeting.

If you plan to attend the Annual Meeting of Shareowners TO BE HELD IN CEDAR RAPIDS, IOWA on February 13, 2002, please be sure to request an admittance card by:

- marking the appropriate box on the proxy card and mailing the card using the enclosed envelope;

- indicating your desire to attend the meeting through the Corporation's telephone or Internet voting procedures; or

- calling the Corporation's Shareowner Relations line at (319) 295-4045.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (a) THROUGH (e).

PLEASE MARK
YOUR VOTE AS   [X]
INDICATED BY
THIS EXAMPLE

                                                   FOR       WITHHELD FOR ALL
(a) The election of two directors                  [ ]             [ ]

Nominees: 01 M.P.C. Carns and 02 J.F. Toot, Jr.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

------------------------------------------------------------------------

                                        FOR       AGAINST        ABSTAIN
(b) The selection of auditors           [ ]         [ ]            [ ]


                                        FOR       AGAINST        ABSTAIN
(c) Approve the 2001 Long-Term
    Incentives Plan                     [ ]         [ ]            [ ]


                                        FOR       AGAINST        ABSTAIN
(d) Approve the Directors Stock
    Plan                                [ ]         [ ]            [ ]


                                        FOR       AGAINST        ABSTAIN
(e) Approve the Annual Incentive
    Compensation Plan of Senior
    Executive Officers                  [ ]         [ ]            [ ]

In its discretion, the trustee is authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

Mark here if you plan to attend the meeting.
Please send Admittance Card        [ ]

By checking the box to the right, I consent to view Annual Reports and Proxy Statements electronically via the Internet. I understand that the Corporation may no longer distribute printed materials to me for any future shareowner meetings until my consent is revoked. I understand that I may revoke my consent at any time by contacting the Corporation's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I
may incur in printing documents, will be my responsibility.   [ ]

Signature_______________Signature(s) if held jointly__________________Date_____

If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. Joint owners should each sign personally. Please sign, date and return the direction card promptly using the enclosed envelope.

--------------------------------------------------------------------------------
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                             YOUR VOTE IS IMPORTANT

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

 YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE TRUSTEE TO VOTE YOUR SHARES IN
    THE SAME MANNER AS YOU MARKED, SIGNED AND RETURNED YOUR DIRECTION CARD.


INTERNET
http://www.exproxy.com/col
Use the Internet to vote. Have your direction card in hand when you access the web site. You will be asked to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

TELEPHONE
1-800-435-6710
For U.S. and Canadian shareowners only, call toll-free on a touch-tone telephone to vote. There is NO CHARGE to you for this call. Have your direction card in hand when you call. You will be asked to enter your control number, located in the box below. Then follow the directions given.

                                       OR

MAIL
Mark, sign and date your direction card and return it promptly in the enclosed postage-paid envelope.

                    IF YOU VOTE BY INTERNET OR BY TELEPHONE,
                YOU DO NOT NEED TO MAIL BACK YOUR DIRECTION CARD.

                               DIRECTION CARD

          ROCKWELL COLLINS SAVINGS PLANS AND ROCKWELL SAVINGS PLANS

                     TO: WELLS FARGO BANK, N.A., TRUSTEE

     You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Rockwell Collins capital stock held for my account in the savings plans of Rockwell Collins, Inc. (the Rockwell Collins Retirement Savings Plan For Salaried Employees, the Rockwell Collins Retirement Savings Plan For Bargaining Unit Employees and the Rockwell Collins Retirement Savings Plan For Hourly Employees) and/or the savings plans of Rockwell International Corporation (the Rockwell International Corporation Salaried Retirement Savings Plan, the Rockwell International Corporation Non-Represented Hourly Retirement Savings Plan, the Rockwell International Corporation Retirement Savings Plan For Certain Employees, the Rockwell International Corporation Employee Savings and Investment Plan for Represented Hourly Employees and the Rockwell International Corporation Retirement Savings Plan For Represented Hourly Employees) at the Annual Meeting of Shareowners of Rockwell Collins, Inc. to be held at the Collins Plaza Hotel, 1200 Collins Road NE, Cedar Rapids, Iowa on February 13, 2002 or any postponement(s) or adjournment(s) thereof, as follows:

     TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS CHECK THE BOXES FOR EACH PROPOSAL LISTED ON THE OTHER SIDE, THEN SIGN, DATE AND RETURN THIS CARD.


          (continued, and to be dated and signed, on the other side)


-------------------------------------------------------------------------------

                [arrow up]  FOLD AND DETACH HERE  [arrow up]






                           ROCKWELL COLLINS, INC.


                         ANNUAL MEETING OF SHAREOWNERS
                          WEDNESDAY, FEBRUARY 13, 2002
                                 10:00 a.m.


                             COLLINS PLAZA HOTEL
                             1200 COLLINS ROAD NE
                              CEDAR RAPIDS, IOWA


                            YOUR VOTE IS IMPORTANT!

                  You can vote by Internet, telephone or mail.

          See the instructions on the other side of this direction card.

WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THE PROXY FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS (B) THROUGH (E) AND WILL VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS
(A) THROUGH (E).

Please mark your vote as indicated in this example.  [X]

                                                            WITHHELD
                                             FOR            FOR ALL
(a) The election of two directors.           [ ]              [ ]

Nominees: 01 M.P.C. Carns and 02 J.F. Toot, Jr.

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


---------------------------------------------------------------

                                        FOR       AGAINST        ABSTAIN
(b) The selection of auditors           [ ]         [ ]            [ ]


                                        FOR       AGAINST        ABSTAIN
(c) Approve the 2001 Long-Term
    Incentives Plan                     [ ]         [ ]            [ ]


                                        FOR       AGAINST        ABSTAIN
(d) Approve the Directors Stock
    Plan                                [ ]         [ ]            [ ]


                                        FOR       AGAINST        ABSTAIN
(e) Approve the Annual Incentive
    Compensation Plan of Senior
    Executive Officers                  [ ]         [ ]            [ ]


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

Mark here if you plan to attend the meeting.                          [ ]
Please send Admittance Card.

By checking the box to the right, I consent to view Annual
Reports and Proxy Statements electronically via the Internet.
I understand that the Corporation may no longer distribute
printed materials to me for any future shareowner meetings
until my consent is revoked. I understand that I may revoke
my consent at any time by contacting the Corporation's
transfer agent, Mellon Investor Services LLC, Ridgefield
Park, NJ and that costs normally associated with electronic
delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my
responsibility.                                                       [ ]


Signature
          --------------------------------------------------

Signature(s) if held jointly

          --------------------------------------------------

Date
     -------------------------------

If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. Joint owners should each sign personally. Please sign, date and return the proxy card promptly using the enclosed envelope.
-----------------------------------------------------------------------------
                  [arrow up]  FOLD AND DETACH HERE  [arrow up]

                             YOUR VOTE IS IMPORTANT

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

   YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

            INTERNET
     http://www.eproxy.com/col

 Use the Internet to vote your
 proxy. Have your proxy card in
 hand when you access the web
 site. You will be asked to enter
 your control number, located in
 the box below, to create and
 submit an electronic ballot.


                   OR

               TELEPHONE
             1-800-435-6710

 For U.S. and Canadian shareowners
 only, call toll-free on a touch-tone
 telephone to vote your proxy. There is
 NO CHARGE to you for this call. Have
 your proxy card in hand when you call.
 You will be asked to enter your control
 number, located in the box below.
 Then follow the directions given.

                 OR

                MAIL

         Mark, sign and date
          your proxy card
                 and
      return it promptly in the
        enclosed postage-paid
              envelope.

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                                     PROXY
                             ROCKWELL COLLINS, INC.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Clayton M. Jones and Donald R. Beall, jointly and severally, proxies, with full power of substitution, to vote shares of capital stock which the undersigned is entitled to vote at the Annual Meeting of Shareowners of Rockwell Collins, Inc. to be held at the Collins Plaza Hotel, 1200 Collins Road NE, Cedar Rapids, Iowa on February 13, 2002 or any postponement(s) or adjournment(s) thereof. SUCH PROXIES ARE DIRECTED TO VOTE AS SPECIFIED OR, IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF THE TWO NOMINEES PROPOSED FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING IN 2005, AND FOR PROPOSALS (b) THROUGH (e) AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN AND DATE THE OTHER SIDE; NO BOXES NEED TO BE CHECKED.

           (continued, and to be dated and signed, on the other side)

--------------------------------------------------------------------------------
                  [arrow up]  FOLD AND DETACH HERE  [arrow up]

                             ROCKWELL COLLINS, INC.

                         ANNUAL MEETING OF SHAREOWNERS
                          WEDNESDAY, FEBRUARY 13, 2002
                                   10:00 A.M.

                              COLLINS PLAZA HOTEL
                              1200 COLLINS ROAD NE
                               CEDAR RAPIDS, IOWA

                            YOUR VOTE IS IMPORTANT!
                  YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL.
           SEE THE INSTRUCTIONS ON THE OTHER SIDE OF THIS PROXY CARD.